
                    As filed with the Securities and Exchange Commission on December 29, 2000

                                      U.S. SECURITIES AND EXCHANGE COMMISSION
                                              WASHINGTON, D.C. 20549

                                                    FORM SB-2
                              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                                   E-REX, INC.
                                  (Name of Small Business Issuer in its Charter)
         Nevada                                      9995                                 88-0292890
(State or jurisdiction of               (Primary Standard Industrial                  (I.R.S. Employer
       incorporation or                    Classification Number)                   Identification Number)
       Organization)

                                          8890 Coral Way, Suite 220
                                             Miami, Florida 33165
                                                (305) 554-9903
                                        (Address and telephone number
                                     of principal executive offices and
                                        principal place of business)


                                              Carl Dilley
                                      8890 Coral Way, Suite 220
                                         Miami, Florida 33165
                                           (305) 554-9903
                                 Name, address and telephone number
                                       of agent for service

                                  with copies to J. Bennett Grocock
                                       The Business Law Group
                                   205 E. Central Blvd., Suite 500
                                       Orlando, Florida 32801

         Approximate date of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
 Title of each class                           Proposed maximum      Proposed maximum
 of securities to be        Amount to be      offering price per    aggregate offering        Amount of
    registered               registered              unit                 price            registration fee
-------------------------------------------------------------------------------------------------------------
     Common Stock            42,846,167              $0.50             $21,423,084             $5,656
-------------------------------------------------------------------------------------------------------------

E-Rex, Inc.                                                        Page 1 of 55

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

E-Rex, Inc.                                                        Page 2 of 55

                 PRELIMINARY PROSPECTUS DATED December 29, 2000
                              SUBJECT TO COMPLETION

         This Prospectus relates to 42,846,167 shares of common stock, par value $.001 per share (the "Shares") of E-Rex, Inc. (the "Company") that were issued to certain Selling Security Holders (as defined herein).

         The selling shareholders listed below may use this prospectus in connection with the following resales of our common stock:

o Swartz Private Equity, LLC may offer up to 32,700,000 shares that we may issue and sell to it when we exercise our right to "put" shares to Swartz under our equity line agreement with Swartz or upon the exercise of warrants;

         The selling shareholders may sell the common stock at prices and on terms determined by the market, in negotiated transactions or through underwriters. Swartz is an "underwriter" within the meaning of the Securities Act in connection with its sales of our common stock.

         We will not receive any proceeds from the sale of shares by the selling shareholders. However, we will receive proceeds from any sale of shares to Swartz under our put option and upon the cash exercise of warrants held by Swartz.


                The date of this Prospectus is December 29, 2000

THERE ARE MATERIAL RISKS IN CONNECTION WITH THE PURCHASE OF THE SECURITIES. SEE RISK FACTORS, PP. 7-8. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER, SOLICITATION OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THE PROSPECTUS.

                              AVAILABLE INFORMATION

         We have filed with the Commission a registration statement (together with all amendments and exhibits thereto, the "Registration Statement"), of which this Prospectus is a part, on Form SB-2 under the Securities Act of 1933, as amended (the "Act") with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Rules and Regulations of the Commission. Statements contained herein concerning the provisions of any documents are not necessarily complete, and in each instance reference is made to the copy of such documents filed as an exhibit to the Registration Statement. Each such statement is

E-Rex, Inc.                                                        Page 3 of 55
qualified in its entirety by such reference. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement. Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center, New York, New York 10048.

         We will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests for copies of said documents should be directed to Carl Dilley, President and CEO, 8890 Coral Way, Suite 220, Miami, Florida 33165.

         The Commission maintains a Web site -- //www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

E-Rex, Inc.                                                        Page 4 of 55

                                TABLE OF CONTENTS


                                                                         Page#
                                                                         -----
PART I
Prospectus Summary......................................................    6
Risk Factors............................................................    7
Use of Proceeds.........................................................   11
Market for Common Equity and Related Stockholder Matters................   12
Management's Discussion and Analysis....................................   13
The Company.............................................................   15
Management..............................................................   18
Certain Relationships and Related Transactions..........................   20
Security Ownership of Certain Beneficial Owners and Management..........   21
Selling Security Holders and Plan of Distribution.......................   22
Description of Securities...............................................   24
Experts.................................................................   25
Legal Proceedings.......................................................   25
Indemnification for Securities Acts Liabilities.........................   25
Financial Statements....................................................   26
PART II
Indemnification.........................................................   33
Other Expenses of Issuance and Distribution.............................   33
Recent Sales of Unregistered Securities.................................   33
Exhibits................................................................   33
Undertakings............................................................   33

E-Rex, Inc.                                                        Page 5 of 55

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information, financial statements and notes to the financial statements including the notes thereto appearing elsewhere in this Prospectus.

         To understand this offering fully, the Company encourages you to read the entire Prospectus carefully, including the financial statements, the notes to the consolidated financial statements of the company appearing elsewhere in this Prospectus.

         This Prospectus contains forward-looking statements. The outcome of the events described in these forward-looking statements is subject to risks, and actual results could differ materially. The sections entitled "Risk Factors," "Management's Discussion and Analysis," as well as other sections in this Prospectus, contains a discussion of some of the factors that could contribute to those differences.

                                  The Company.

         The Company was incorporated as a Nevada corporation on August 26, 1986 as P.R. Stocks, Inc. On February 26, 1992, the Company changed its name to National Health & Safety Corporation. On November 12, 1992, the Company changed its name to Medgain International Corporation. On June 20, 1994, the Company changed its name to E-Rex, Inc. On February 20, 1999, the Company entered into a merger agreement with Plantech Communications Systems, Inc. ("Plantech"), a privately held British Columbia, Canada, Corporation. Plantech was a development stage enterprise in the software, computer and Internet area. From its inception in 1992, Plantech had no revenues. Under the terms of the merger agreement, Plantech shareholders received one share of the Company's common stock for each outstanding share of Plantech stock. The Company issued 8,137,616 shares of its common stock in exchange for all the Plantech common shares outstanding as of February 20, 1999. Plantech's results of operations are included in the Company's statement of operations from the date of merger, February 20, 1999,forward.

         The Company is authorized to issue a total of 100,000,000 shares of its capital stock (Common Stock), par value $.001 per share.

         The Company's principal offices are located at 8890 Coral Way, #220 Miami, Fl 33165 and its telephone number at such address is (305) 554-9903.

Recent Developments

         The Swartz Transaction

         On or about December 22, 2000, we entered into an investment agreement with Swartz Private Equity, LLC. Under the Swartz investment agreement, also referred to as an equity line, we have the option to sell, or "put," up to $15 million of our common stock to Swartz, subject to a formula based on stock price and trading volume, over a three year period beginning on the effective date of the registration statement, of which this prospectus is a part. In addition, we issued to Swartz a warrant to purchase 2,700,000 shares of our common stock at an initial price of $0.50 per share, subject to adjustment.. We may issue additional warrants to Swartz under the terms of the Swartz investment agreement. We describe this transaction in more detail under the caption "The Swartz Investment Agreement."

E-Rex, Inc.                                                        Page 6 of 55

                                  The Offering

         By means of this prospectus, the selling shareholders are offering for sale up to 42,846,167 shares of our common stock. We are required under our contract with Swartz to initially register at least 30 million shares . We have elected to register 32,700,000 million shares, currently, which amount may need to be increased through filing additional registration statements in the future in order for us to access the full amount available under our contract with Swartz. The selling shareholders may sell the common stock at prices and on terms determined by the market, in negotiated transactions and through underwriters.

Securities Offered                                      An aggregate of 42,846,167 shares of Common Stock.

Common Stock outstanding before offering                23,642,146 shares of Common Stock

Common Stock outstanding after offering                 64,059,146 shares of Common Stock

Offering Put Options                                    As part of the securities offered and registered
                                                        hereby, the Company has entered into a put option
                                                        investment agreement whereby the Company, at its
                                                        option, may put shares of its Common Stock to Swartz
                                                        Private Equity, LLC up to an aggregate amount of
                                                        $15,000,000. This is referred to as the Company's put
                                                        option to Swartz. See the Investment Agreement at
                                                        Exhibit 10.1

Risk Factors                                            The securities offered hereby involve a high degree
                                                        of risk. Prospective investors should carefully
                                                        consider certain risk factors relating to an
                                                        investment in the Company. See "Risk Factors."

NASDAQ Symbol                                           Common Stock - EREX

Market for Common Stock                                 The Company Common Stock trades in the over-the-counter
                                                        market on the OTC Bulletin Board maintained by the
                                                        NASD.

Registration Rights                                     The Company has agreed to provide certain registration
                                                        rights, including shelf registration and piggyback
                                                        rights, to Swartz Private Equity, LLC. The securities
                                                        offered hereby shall be offered as a shelf
                                                        registration as set forth under Rule 415 of the
                                                        Securities Act of 1933, as amended, and as agreed upon
                                                        in the Registration Rights Agreement between Swartz
                                                        and the Company. Said rights are set forth in the
                                                        Investment Agreement and Registration Rights Agreement
                                                        at Exhibit(s) 10.1 and 10.2 respectively.

Resales by Selling Shareholders                         This Prospectus relates to Common Shares being registered
                                                        on behalf of Selling Security Holders. The Company
                                                        will not receive any

E-Rex, Inc.                                                        Page 7 of 55

                                                        cash or other proceeds in connection with the
                                                        subsequent sale. However, the Company will receive
                                                        proceeds from any sales of shares to Swartz under our
                                                        put option and upon the cash exercise of warrants held
                                                        by Swartz. The Company is not selling any Common
                                                        Shares on behalf of Selling Security Holders and has
                                                        no control or affect on these Selling Security
                                                        Holders. See "Selling Security Holders."

Absence of Dividends; Dividend Policy                   To date, the Company has not paid dividends on its
                                                        Common Stock and does not anticipate paying dividends
                                                        on its Common Stock in the foreseeable future. Payment
                                                        of dividends is subject to review by the Company's
                                                        Board of Directors from time to time in light of,
                                                        among other things, the Company's earnings and
                                                        financial position. See "Risk Factors."

Transfer Agent                                          Nevada Agency and Trust Company of 50 West Liberty St,
                                                        Suite 880, Reno, NV 89501 is the Transfer Agent for
                                                        the Company's securities.

                                  RISK FACTORS

         The Shares offered hereby are speculative and involve a high degree of risk, including, but not necessarily limited to, the risk factors described below. Each investor should carefully consider the following risk factors inherent in, and affective, the business of the Company and this offering before making an investment decision. The following risk and speculative factors, and others could cause actual results to differ materially from those anticipated in any forward-looking statements contained in this Prospectus.

         Return on Investment. THERE IS NO ASSURANCE THAT A SHAREHOLDER WILL REALIZE A RETURN ON HIS INVESTMENT OR THAT HE WILL NOT LOSE HIS ENTIRE INVESTMENT IN THE COMPANY. The Company is in the development stage and has not achieved profitable operations to date. There can be no assurance that the Company will ever achieve profitable operations. PROSPECTIVE INVESTORS SHOULD READ THIS MEMORANDUM AND ALL EXHIBITS CAREFULLY AND SHOULD CONSULT WITH THEIR OWN ATTORNEY OR BUSINESS ADVISOR PRIOR TO MAKING ANY INVESTMENT DECISION CONCERNING THE NOTES.

         Development Stage Company. The Company is subject to all of the risks, expenses, delays, problems, and difficulties typically encountered in the establishment of a new business as well as those encountered in the shift from development to commercialization of new software systems based on innovative concepts. During the period from inception in 1986 to the present, the Company has operated in a development stage while developing and evaluating the market for its sole product. Throughout this development stage, the Company has generated no revenues from operations and has incurred substantial losses. As a result, the Company has a limited relevant operating history on which an evaluation of the Company's prospects and performance can be made. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in

E-Rex, Inc.                                                        Page 8 of 55
connection with the formation of a new business and the competitive environment in which the Company will operate. It is likely that the Company will continue to incur additional losses in the future. Accordingly, there can be no assurance that the Company will be able to achieve increased levels of revenue in the future or that the Company's future operations will be profitable.

         The exercise of our put rights may substantially dilute the interests of other security holders.

         We will issue shares to Swartz upon exercise of our put rights at a price equal to the lesser of:

         o  the market price for each share of our common stock minus $.075; or

         o  91% of the market price for each share of our common stock.

Accordingly, the exercise of our put rights may result in substantial dilution to the interests of the other holders of our common stock. Depending on the price per share of our common stock during the three year period of the Swartz investment agreement, we may need to register additional shares for resale.

The sale of material amounts of our common stock could reduce the price of our common stock and encourage short sales.

         If and when we exercise our put rights and sell shares of our common stock to Swartz, if and to the extent that Swartz sells the common stock, our common stock price may decrease due to the additional shares in the market.If the price of our common stock decreases, and if we decide to exercise our right to put shares to Swartz, we must issue more shares of our common stock for any given dollar amount invested by Swartz. This may encourage short sales, which could place further downward pressure on the price of our common stock.

         Rapid Technological Change. Ever since the debut of the original Palm Pilot, PDAs (personal digital assistants) have taken the world by storm, spawning an industry with gargantuan potential. According to International Data Corp., there were 2.3 million handheld devices sold in the U.S. in 1999. That number is expected to grow to 3.6 million in 2000 and soar to 9.7 million by 2004. Meanwhile, global sales are projected to rise from $2.3 billion in 2000 to $5.5 billion in 2004.

         The market for computer peripheral and related products in general is characterized by ongoing and rapid technological development, frequent new product announcements and introductions, and substantial competition from existing systems and manufacturers. Although the Company believes that its proposed initial product, the Dragonfly(TM) offers a greater scope of functions and applications than currently competing products, the introduction of other products or improvements to existing competitive products can render existing products, including those of the Company, obsolete and unmarketable. At present there are no known competitors producing a product with the same document handling and Internet connectivity features in a portable device. There are a number of competing devices that provide a limited number of the same functions of the Dragonfly as listed in the attached schedule (X).

         The Company's future success depends in large part on its ability to continue enhancing its product design and capabilities, to address the growing requirements of its customers, and to anticipate or respond to technological advances and competitive products in a timely, cost-

E-Rex, Inc.                                                        Page 9 of 55
effective manner. There can be no assurance that the Company will be successful in introducing, marketing, and supporting its products or its enhancements to its products or that it will not experience difficulties that could delay or prevent the successful introduction, marketing, enhancement, and support of its products in the future. See "The Company."

         Competition. The markets for the Company's initial product are characterized by strong competition. The Company's Dragonfly(TM) will compete directly with those of other well-established companies such as Hewlett Packard, Cannon, Brother, Docuport, Palm Computing and Xerox. Although none of the products produced by these competitors currently offers the full scope of functions and ease of use offered by the Dragonfly(TM), some of these companies, as well as some other current or potential competitors, have substantially greater financial, technical, personnel, and other resources than the Company and have established reputations for success in the development, licensing, sale, and servicing of their copiers, scanners, facsimile and computer related equipment.

         Dependence on Limited Number of Key Personnel. The Company's future success substantially depends upon the efforts of certain of its officers and key technical and other employees, many of who have only recently joined the Company. In particular, the Company depends upon the personal knowledge of Valcom, Ltd. engineering personnel. The loss of Valcom's services would have a material adverse effect on the Company's ability to maximize the sales of its products, as well as its ability to develop enhancements to such products. The success of the Company is also dependent on its ability to hire and retain additional qualified executive, technical, and marketing personnel. When needed, there can be no assurance that the Company will be able to hire or retain such people. See "Management."

         Risks Associated with Managing Growth. The Company's anticipated level of growth, should it occur, will challenge the Company's management and its sales, marketing, customer support, product development, finance, and administrative operations. The Company's future performance will depend in part on its ability to manage any such growth, should it occur, and to adopt its operational and financial control systems, if necessary, to respond to changes resulting from any such growth. The failure of the Company's management to respond to and manage growth effectively would have a material adverse effect on the Company's business, financial condition, and results of operations.

         Risks Associated with Growth Through Acquisitions. A significant element of the Company's growth strategy involves the expansion of its product line and markets through the acquisition of other companies, which offer certain specialized product functions. The Company intends to pursue acquisitions of Internet Service Providers and Website design companies that have a profitable commercial client base, existing expertise in personnel and/or proprietary software that may enhance the companies' offerings that can be added to the E-techdesign division of the Company. The first of these acquisitions was accomplished in acquiring the assets of Denver based ISP, Webulate, LLC. These assets included a fully functional ISP, a small commercial web hosting customer base, a suite of proprietary e-commerce software and an in developmental stage computer peripheral device. Although the Company is currently exploring other possible acquisitions, there can be no assurance that any of these opportunities or any other proposed acquisition will prove feasible. In addition, there can be no assurance that the Company will be successful in identifying other appropriate acquisition candidates, can acquire such firms at reasonable prices, can finance such acquisitions, or will be successful in integrating such acquired firms, if any, or their products, into its existing operations on a profitable basis. Acquisitions involve a number of risks, which could adversely affect the Company's operating results including, among others, diverting management attention, payments for goodwill, and the potential loss of key employees of the acquired companies.

         Limited Intellectual Property Protection. The Company's ability to compete effectively depends in part on its ability to maintain the proprietary aspects of its products, chiefly the Dragonfly. In this regard, the Company relies on a combination of copyright, trade secret, and

E-Rex, Inc.                                                        Page 10 of 55
trademark law, together with non-disclosure agreements with its employees and confidentiality agreements with third parties, to protect its proprietary rights. Existing copyright laws, however, afford only limited protection for the Company's systems, the functionality of which cannot be copyrighted. Despite precautions taken by the Company, it may be possible for its existing or new competitors to copy aspects of its product design and future enhancements and to obtain and use information that the Company regards as proprietary. In addition, some aspects of the Company's initial product are not subject to any intellectual property protection. Moreover, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States.

         The Company cannot be certain that others will not independently develop and/or market substantially equivalent or superseding products in competition with the Company's thereby substantially reducing the value of the Company's proprietary rights. See "The Company - Intellectual Property."

         No Dividends. To date, the Company has paid no cash dividends or made any stockholder distributions. The payment of dividends on the Company's Common Stock is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements, financial condition, and other relevant factors. For the foreseeable future, however, it is not anticipated that the Company will pay any dividends. Currently, the Company plans to retain any earnings it receives for the continued development of its business operations.

         Control by Present Shareholders. Stockbroker Presentations, Inc. beneficially owns in excess of approximately 11% of the outstanding capital stock of the Company. As a result, that entity will continue to be in a position to control the Company, elect all of the Company's directors, appoint officers, control the policies and operations of the Company, and generally direct the affairs of the Company. See "Management" and "Description of the Securities."

         Liability and Insurance. The Company intends to procure corporate liability insurance, including products liability, auto, fire, and extended coverage, with limits it considers reasonable and prudent, as well as worker's compensation insurance with limits prescribed by law or state regulation. There can be no assurance however, that the Company will not be subject to a claim that would exceed its insurance coverage or to a loss that is not covered. In addition, there can be no assurance that adequate liability insurance will be available in the future or available at premiums which are economically feasible. See "The Company - Insurance."

         Products Liability. The sale and support of future products by the Company may entail the risk of products liability claims, and there can be no assurance that the Company will not be subject to such claims in the future or that any such claim would be covered under the Company's product liability insurance. A product liability claim brought against the Company, regardless of its merit, could have a material adverse effect on the Company's business, financial condition, and results of operations. See "The Company - Insurance."

         Need for Additional Capital. The Company believes, based on currently-proposed plans and assumptions relating to its operations, that existing capital and anticipated funds from operations, should be sufficient to fund its current operations and other capital needs for the next 18 months. However, in the event that the Company's plans change or its assumptions and estimates change or prove to be inaccurate, the Company could be required to seek additional financing in order to sustain operations or achieve future expansion. The Company has made no arrangements to obtain future additional financing, and there can be no assurance that such additional funds will be available or that if available, such additional funds will be on terms acceptable to the Company. The Company will receive no revenues from the sale of the securities offered in this offering. However, we will receive proceeds from any sales of shares to Swartz under our put option and upon the cash exercise of warrants held by Swartz.

E-Rex, Inc.                                                        Page 11 of 55

We may be unable to obtain sufficient funds from the Swartz equity line to meet our liquidity needs. The future market price and volume of trading of our common stock limits the rate at which we can obtain money under the Swartz equity line agreement. Further, we may be unable to satisfy the conditions contained in the Swartz equity line agreement, which would result in our inability to draw down money on a timely basis, or at all. If the price of our common stock declines, or trading volume in our common stock is low, we will be unable to obtain sufficient funds to meet our liquidity needs.


         Forward-looking Statements. The discussion in this Memorandum regarding the Company and its business and operations includes "forward-looking statements." Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. Prospective investors are cautioned that all forward-looking statements are necessarily speculative, and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. The Company does not have a policy of updating or revising forward-looking statements; thus, it should not be assumed that silence by management of the Company over time means that actual events are bearing out as estimated in such forward-looking statements.

         "Penny" Stock Regulation of Broker-Dealer Sales of Company Securities. The Company's Common Stock is listed on the Over-The-Counter ("OTC") Bulletin Board maintained by the NASDAQ. The Company's securities currently are covered by Rule 15g-9 under the Securities Exchange Act of 1934 that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must furnish to all investors in penny stocks, a risk disclosure document required by Rule 15g-9 of the Securities Exchange Act of 1934, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transactions in penny stock, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement. A penny stock means any equity security other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1 (ii) authorized or approved for authorization upon notice of issuance, for quotation in the NASDAQ system; (iii) that has a price of five dollars or more or (iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of

E-Rex, Inc.                                                        Page 12 of 55
broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this Offering to sell their shares in the secondary market. See "Market for Common Equity and Related Stockholder Matters."

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the resale of the Common Stock being sold by the Selling Security Holders. However, we will receive proceeds from any sales of shares to Swartz under our put option and upon the cash exercise of warrants held by Swartz. If the Company fully exercises its put options to Swartz, the Company will receive approximately $15,000,000 in proceeds.

Expenses of Financing
         Expenses of Registration, Issuance and Distribution          $  500,000


Working Capital
         Payment of Short term debt                                   $  500,000
         Marketing collateral, and advertisement                      $7,000,000
         Research and Development                                     $2,775,000
         Other working capital needs                                  $4,225,000


Total proceeds                                                       $15,000,000
--------------------------------------------------------------------------------

                            MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

         The Company Common Stock is listed for trading under the symbol "EREX" in the over-the-counter market on the Over-The-Counter ("OTC") Bulletin Board maintained by the National Association of Securities Dealers, Inc. The following table sets forth the range of high and low bid quotations for the Company's common stock for each quarter since the Company commenced trading on June 17, 1998, as reported on the NASD OTC Bulletin Board, by Herzog, Pinson, Alexander, Frankel, Wein Securities, Sharp, Acap, Hill Thompson, Meyerson, Knight, Andrew Garrett and NAIB, the Company's market makers. The quotations represent inter-dealer prices without retail markups, markdowns or commissions, and may not necessarily represent actual transactions.

        ------------------------------------------------------ ---------------- -------------------
                            Quarter Ended                           High               Low
        ------------------------------------------------------ ---------------- -------------------
                                1998
        ------------------------------------------------------ ---------------- -------------------
                 2nd Quarter                                               .04                 .04
        ------------------------------------------------------ ---------------- -------------------
                 3rd Quarter                                               .04                 .04
        ------------------------------------------------------ ---------------- -------------------
                 4th Quarter                                               .30                 .94
        ------------------------------------------------------ ---------------- -------------------

        ------------------------------------------------------ ---------------- -------------------
                                1999
        ------------------------------------------------------ ---------------- -------------------
                 1st Quarter                                               .91                 .25
        ------------------------------------------------------ ---------------- -------------------
                 2nd Quarter                                              1.50                .625
        ------------------------------------------------------ ---------------- -------------------
                 3rd Quarter                                              .968                .437
        ------------------------------------------------------ ---------------- -------------------
                 4th Quarter                                              1.00                .140
        ------------------------------------------------------ ---------------- -------------------

        ------------------------------------------------------ ---------------- -------------------
                                2000
        ------------------------------------------------------ ---------------- -------------------
                 1st Quarter                                               .14                1.00
        ------------------------------------------------------ ---------------- -------------------
                 2nd Quarter                                               .51                2.00
        ------------------------------------------------------ ---------------- -------------------
                 3rd Quarter                                               .41                 .72
        ------------------------------------------------------ ---------------- -------------------
                 4th Quarter                                               .41                1.10
        ------------------------------------------------------ ---------------- -------------------

         As of December 20, 2000, 23,146,146 shares of the Company's Common Stock were outstanding and, as far as the Company can determine, were held of record by approximately 842 persons.

E-Rex, Inc.                                                        Page 13 of 55

         The Company has not paid any cash dividends since its inception and does not anticipate paying cash dividends in the foreseeable future. Holders of the Company's common stock are entitled to receive such dividends as may be declared by its Board of Directors.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

Nine Months Ended September 30, 2000 and September 30, 1999.

         Trends and Uncertainties. Demand for the Company's products and services will be dependent on, among other things, market acceptance of the Company's concept, its proposed operations and general economic conditions that are cyclical in nature. Inasmuch as a major portion of the Company's activities will be the receipt of revenues from the sales of its products and services, the Company's business operations, upon commencement, may be adversely affected by the Company's inability to obtain the necessary financing, competitors and prolonged recessionary periods.

         Capital and Source of Liquidity. The Company requires substantial capital in order to meet its ongoing corporate obligations and in order to continue and expand its current and strategic business plans. Initial working capital has been primarily obtained through advances from the Company's chief executive officer.

         The Company received proceeds from the issuance of Common Stock of $8,812,348 for the nine months ended September 30, 2000, resulting in net cash provided by financing activities of $5,700,686. The Company received proceeds from the issuance of Common Stock of $216,768 for the nine months ended September 30, 1999, resulting in net cash provided by financing activities of $121,666.

         In an exchange of stock and services agreement with Ultimate Franchise Systems, Inc., the Company acquired securities valued at $400,000, and in an exchange of stock and services agreement with Webulate, LLC., the Company acquired securities valued at $150,000 for the nine months ended September 30, 2000. The Company acquired no securities for the nine months ended September 30, 1999.

         The Company purchased fixed assets of $83,404 for the nine months ended September 30, 2000. The Company purchased fixed assets of $2,403 for the nine months ended September 30, 1999.


         Results of Operations. During the third quarter of this year, the company purchased the ISP assets and software of Webulate, LLC. With this acquisition, the company initiated activities in the E-Tech design division of the company. This division provides commercial web site design and consulting services to small business. For the nine months ending September 30, 2000, the Company had gross revenues of $7,524. For the nine months ending September 30, 1999, the Company had gross revenues of $0. For the nine months ended September 30, 2000, the Company had a net loss of $5,394,288. For the nine months ended September 30, 1999, the Company had a net loss of $427,916. The Company had a depreciation expense of $207 and issued common stock valued at $127,175 for services for the nine-month period ended September 30, 2000. The Company had a depreciation expense of $366 and issued common stock valued at $25,072 for services for the nine-month period ended September 30, 1999. The Company had an increase in loan payable to private company of $314,331, an increase in accounts payable of $58,109, and an increase in management fees payable of $39,936. The

E-Rex, Inc.                                                        Page 14 of 55

Company had no changes in loans payable to private company, an increase in accounts payable of $65,326, and an increase in management fees payable of $24,652.

         General and administrative expenses for the nine months ending September 30, 2000 were $5,401,814, and general and administrative expenses for the nine months ending September 30, 1999 were $426,453.

         Plan of Operation. The Company intends to pursue its business plan and meet its reporting requirements utilizing cash made available from the private and future public sale of its securities as well as income for the E-Tech Design division of the company. The Company's management is aggressively pursuing relationships/markets for the E-Tech Design division and is of the opinion that revenues from the sales of its securities will be sufficient to pay its expenses until its business operations create positive cash flow. The Company continues its efforts to raise capital. The Company does not currently have sufficient capital to continue operations for the next twelve months and will have to raise additional capital to meet its business objectives as well as 1934 Act reporting requirements.

         On a long-term basis, the Company's liquidity is dependent on revenue generation, additional infusions of capital and potential debt financing. Company management believes that additional capital and debt financing in the short term will allow it to pursue it's business plan and thereafter result in revenue and greater liquidity in the long term. However, there can be no assurance that the Company will be able to obtain the needed additional equity or debt financing in the future.

Years Ended December 31, 1999 and December 31, 1998.

         For the year ended December 31, 1999, the Company had a net loss of $464,436, as compared to a net loss of $26,493 for the year ended December 31, 1998. The Company had a depreciation expense of $487 and issued common stock valued at $128,608 for services for the year ended December 31, 1999. The Company had no depreciation expense and issued common stock valued at $12,682 for services for the year ended December 31, 1998.

         The Company had an increase in current liabilities of $100,954, resulting in net cash used in operating activities of ($234,874) for the year ended December 31, 1999. The Company had an decrease in current liabilities of $16,101, resulting in net cash used in operating activities of ($4,151) for the year ended December 31, 1998. The Company had general and administrative expenses of $27,703 for the year ended December 31, 1999. The Company had general and administrative expenses of $464,436 for the year ended December 31, 1998.

         Plan of Operation. The Company does not currently have sufficient capital to continue operations for the next twelve months and will have to raise additional capital to meet its business objectives as well as 1934 Act reporting requirements. The Company intends to pursue its business plan and meet its reporting requirements utilizing cash made available from anticipated offerings of its securities.

         The Company is presently completing the production prototypes of the Dragonfly(TM) after two "Dragonfly(TM) proof of concept prototypes were successfully demonstrated at the Java One conference at the Moscone Centre in San Francisco sponsored by Sun MicroSystems in November 1999. The approximate time frame, including testing of these prototypes, for the Dragonfly will be 2-3 months. As soon as the production prototypes are fully operational, demonstrations with major OEM corporations will be arranged. The Company will not establish its own manufacturing plant, however, it will provide quality control personnel at these plants and will also maintain research and development facilities to secure development of products presently in the planning stage. The Company does not expect to purchase any significant plant or equipment within the next twelve months.

E-Rex, Inc.                                                        Page 15 of 55

         On a long-term basis, the Company's liquidity is dependent on commencement of operations, revenue generation, additional infusions of capital and potential debt financing. Company management believes that additional capital and debt financing in the short term will allow it to commence its business plan and thereafter result in revenue and greater liquidity in the long term. However, there can be no assurance that the Company will be able to obtain the needed additional equity or debt financing in the future.

                                   THE COMPANY

         Historical Background. The Company was incorporated under the laws of the State of Nevada on August 26, 1986 as P.R. Stocks, Inc. On February 26, 1992, the Company changed its name to National Health & Safety Corporation. On November 12, 1992, the Company changed its name to Medgain International Corporation. On June 20, 1994, the Company changed its name to E-Rex, Inc. On February 20, 1999, the Company merged with Plantech Communications Systems, Inc. ("Plantech"), a privately held British Columbia, Canada, corporation. Plantech was a development stage enterprise in the software, computer and Internet area. From its inception in 1992, Plantech had no revenues. Under the terms of the merger agreement, Plantech shareholders received one share of the Company's common stock for each outstanding share of Plantech stock. The Company issued 8,137,616 shares of its common stock in exchange for all the Plantech common shares outstanding as of February 20, 1999, the effective date of the merger. Plantech's results of operations are included in the Company's statement of operations from the date of merger forward. The following table sets forth certain results of operations for the periods presented as if the Plantech business combination had been consummated on the same terms at the Plantech inception in 1992.

-------------------------------------- ---------------------------------- -----------------------------------
                                                January 1, 1999 to          Inception (August 26, 1986) to
                                                September 30, 2000                 December 31, 1999
-------------------------------------- ---------------------------------- -----------------------------------
Revenues                                                        $ 7,524                                $-0-
-------------------------------------- ---------------------------------- -----------------------------------
Net loss                                                    $(5,394,288)                          $(788,979)
-------------------------------------- ---------------------------------- -----------------------------------

         Currently, the Company is a development stage enterprise in the computer software, hardware and Internet areas.

         Product. The Company intends to market the Dragonfly, a portable, multi-function color printer, copier, fax and scanner with Internet and e-mail capabilities. The unit features a touch screen and is designed to operate with the ease and simplicity of a copy machine for all functions. The Dragonfly incorporates Sun Microsystems Java and Jini technology and represents the first generation of "smart" products combining the Internet with new technology, competitive pricing and shorter production time. By building on the network connectivity provided by the Java technology, the product supports a diverse range of connectivity options, ranging from satellite uplink to ordinary and cellular modems and Ethernet networks. Pricing of this product has not yet been determined. The Company is presently completing the initial prototypes of the Dragonfly after two Dragonfly mock-up prototypes were successfully demonstrated at the Java One conference held in San Francisco in November, 1999, and sponsored by Sun MicroSystems. The approximate time frame to completion of the production prototype, including Beta testing of software and hardware components of the prototype will be 3-5 months. It is anticipated that following completion of the prototype that production could begin within 4 months of obtaining the necessary capital or entering into an OEM relationship for manufacturing. The company is simultaneously negotiating with interested financial parties to secure the necessary capital for commencement of production operations. As soon as the initial prototypes are fully operational, demonstrations with major OEM corporations will be arranged.

         Marketing and Sales. The target customer profile centers on an existing base of non-computer users and current laptop users that require access to several communication mechanisms in a mobile environment.

E-Rex, Inc.                                                        Page 16 of 55

         It is expected that experienced users, such as business executives and others, will purchase the unit for its portability, ease of use, convenience, and power, will join this existing base.

         This base will also be joined by a growing demographic profile of older users who desire a range of functions without the necessity and complication of using a fully functional computer, and the associated peripheral devices currently needed to perform the functionality offered in the Dragonfly.

         An enhanced communication center can be achieved by integration with other information appliances and computers including digital cameras, photo-printers and network servers. When bundled with these items, the product provides a complete solution for the small, home or mobile office market.

         A flexible architecture, in both software and hardware, provides a mechanism for future enhancements and add-on products that branch into related markets. For example, a software enhancement for drawing and handwriting could permit stored documents to be annotated on-screen using a pen. These would appeal to students, and homemakers. The addition of a card reader could permit the unit to act as a point of sale terminal that manages purchases in a portable kiosk. This would appeal to artists and others at weekend craft festivals, etc. It is expected that these customers would prefer a more contemporary design (i.e., the appeal of the iMac's design to these groups).

         The flexible hardware architecture will enable the addition of larger screens, the inclusion of a microphone and speaker, larger keyboards, and buttons. Each of these items would be required for individuals with exceptionalities.

The Company initially intends to market the Dragonfly within the United States and Canada. Current and future products will be sold directly through the Internet by utilizing by marketing to the public in general the database of current shareholders, interested parties and marketing databases of partners such as Ultimate Franchise Systems and International Investment Banking Inc. The Company also intends to offer the product through electronics distributors and OEM relationships, as well as through other avenues, such as trade shows, affiliate websites and eventually expanding into other countries.

         Manufacturing and Sources of Supply. A number of reputable manufacturers produce the components used in the Dragonfly, including Intel, Microsoft, Fujitsu and Cannon. Currently, the Company does not intend to establish its own manufacturing plant. The production plan entails coordination and liaison with existing manufacturing facilities. The Company intends to install its own quality control personnel at these plants, and also intends to maintain research and development facilities in North America.

         Research and Development. The Company utilized the fully equipped mechanical and electrical research and testing facilities at British Columbia Institute of Technology to produce the proof of concept prototype. The development of the Dragonfly production prototype and associated software and hardware engineering and Research and Development is being conducted under contract by Valcom, Ltd., of Guelph Ontario, Canada.


         Paul R. MacPherson, 65, is the President/General Manager of Valcom, Ltd., which has taken an active role in the Dragonfly prototype development. He has served as Director of Ontario Aerospace Consortium Limited and as Director of Lanvasta Corporation. In 1999 he was appointed to the Council of Advisors Armed Forces Communications Electronics Association (AFCEA) Canada.

E-Rex, Inc.                                                        Page 17 of 55

         The Guelph, Ontario facility of Valcom, Ltd. is an ISO 9001 approved, ICSD security cleared facility with modern, fully equipped, electronic, electromechanical systems and equipment engineering and manufacturing plant. This state-of-the-art plant contains 65,000 square feet of floor space, with a staff of approximately 100 full-time employees performing the principal functions of the plant, including:

          o Research and Development

          o Systems and Custom Design

          o Manufacturing

          o Repair and Overhaul

          o Quality Control Testing

          o These functions encompass a broad range of communications and electronics, meteorological, data acquisition and electro-mechanical, systems, equipment and components.

         Competition. There is significant competition in the computer peripheral, software, hardware and Internet industries. Computer peripheral and print-scan equipment manufacturers such as Hewlett-Packard, Cannon, Xerox, Epson, Palm Computing and others have the engineering, manufacturing and marketing expertise to produce similar devices and the financial resources to design and distribute a product similar on functionality to the Dragonfly. At present these manufacturers produce products that offer some but not all of the functionality of the Dragonfly, but with appropriate engineering and licensing could produce a similar product. Any new developments in printing, scanning or document handling technology could cause the obsolescence of the product to be accelerated. Almost all of the companies with which the Company will compete are substantially larger, have more substantial histories, backgrounds, experience and records of successful operations, greater financial, technical, marketing and other resources, more employees and more extensive facilities than the Company now has, or will have in the foreseeable future. It is also likely that other competitors offering similar products will emerge in the near future. There is no assurance that the Company will compete successfully with other established computer software and Internet companies. The Company intends to compete on the basis of functionality, quality and price. Inability to compete successfully might result in increased costs, reduced yields and additional risks to the investors.

         Intellectual Properties. At present the company is engaged in patent study on the hardware and operating system functionality for the Dragonfly. It is anticipated that some or the entire device may be able to be protected by patents. The operating system and circuit boards and control systems as well as the website hosting interface are proprietary to the Company.

         Recent Transactions. The Company and Ultimate Franchise Systems Inc. ("UFSI") have completed their commitment to a long-term corporate alliance. The Company and UFSI expect the Agreement to have a multi-million dollar value over the course of the alliance. Because the Company designs and produces stand-alone peripherals and direct Internet access products (cellular and satellite), it is believed that this alliance will increase shareholder value and improve overall profitability. The terms of the alliance include the following:

     1. UFSI will order a minimum of one Dragonfly 6 in 1 unit for each UFSI franchise location and office to be delivered over a twenty-four (24) month period, beginning the first date of production.

     2. A home delivery interface website which will be developed and operated by E-Tech Design (the Web design and hosting division of the Company), which will service the home delivery restaurants in the UFSI chain.

E-Rex, Inc.                                                        Page 18 of 55

     3. Subject to franchise restrictions, UFSI intends to position all current or future restaurants offering home delivery to participate in the website delivery program. Content and functionality are to be developed in conjunction with UFSI management.

     4. The Company and UFSI will enter into a data sharing agreement to include the following conditions:

         a) Access to the client base of UFSI at the website level or through promotions utilized in the restaurants operated by UFSI for the joint promotion of the Company products to be sold to that client base.

         b) Operational income from the website project is expected to generate in excess of $300,000 per year income to the Company.

         Recent Acquisitions. The Company has completed the acquisition of the assets of Webulate, LLC. These assets include an Internet Service Provider located at the Denver Technology Center, a suite of proprietary e-commerce and Business-to-Business application software systems, rights to a developmental stage peripheral computer device, and the ongoing client base of Webulate, LLC.

         The Company also has initiated the business division of E-Tech Design, which provides web hosting, development and e-commerce solutions for small to medium sized businesses.

         E-Tech Design's services range from creating and hosting your introductory presence on the Internet to the complex e-commerce solutions required by today's growing businesses. E-Tech Design's web hosting packages range from $24.95 per month for their TechXpress Package to $1,250 per month for their TechToGo Package. E-Tech Design is currently serving eleven clients.

         Dependence on One or a Few Major Customers. The Company has yet to commence production of the Dragonfly or any other products. The Company does not expect that any single customer will account for more than ten percent of its business because the intended market is broadly based individual consumer related. While it is possible that large contracts for the supply of the Dragonfly to individual corporations may develop, it is anticipated that this will be a small segment of the overall market for the product.

         Employees. The Company currently has three full time and one part-time employee. The Company intends to employ individuals as required. The Company currently subcontracts research and development as required for production of the Dragonfly prototype. The Company intends to add full time executives in sales and marketing, finance and distribution as it moves closer to production of the Dragonfly. In the E-tech design division there is one full time employee and it is anticipated that several staff will be added in the coming months in the areas of project management, sales and web site design and programming.

         Seasonal Nature of Business Activities. The Company does not anticipate that its business activities will be subject to seasonal fluctuations.

         Properties. The Company currently operates from a 1,400 square foot office in Miami, Florida that is being leased on a month-to-month basis for $700 a month.

         Insurance. The Company intends to procure appropriate insurance upon commencing production of the Dragonfly for sale.

E-Rex, Inc.                                                        Page 19 of 55

                                   MANAGEMENT

         The names and positions of the present directors and officers of the Company are set forth below:

       Name                  Age                    Position
       ----                  ---                    --------

Donald A. Mitchell           67        Chairman of the Board of Directors


Carl Dilley                  45        President, Chief Executive
                                       Officer and Director

Jeffrey M. Harvey            29        Director and Treasurer

         Each Director of the Company holds such position until the next annual meeting of shareholders and until his successor is duly elected and qualified. The officers hold office until the first meeting of the Board of Directors following each annual meeting of shareholders and until their successors are duly appointed and qualified, subject to early removal by the Board of Directors.

         Donald A. Mitchell - Chairman of the Board. Mr. Mitchell has served as Chief Executive Officer for the Company. He is currently Chairman of the Board of Directors, and has been serving the Company in that capacity since March 15, 2000. Since 1975, Mr. Mitchell has developed and managed a financial consulting private practice and small business consulting practice that specializes in organizing medium size and small business and developing a proper financing strategy for sustained growth. Mr. Mitchell graduated from Bridgewater College, Bridgewater, Virginia in 1957 and attended advanced studies-monitored programs at New York University and Columbia University. Mr. Mitchell also serves as a director of youticket.com, Inc., a NASDAQ Bulletin Board company.

         Carl Dilley - President, CEO and a Director. Mr. Dilley is the President, CEO and a Director of the Company, and has been since April 1, 2000. Mr. Dilley served as President and CEO of DiveDepot.com, Inc. from 1997-1999. Prior to that Mr. Dilley served in management positions with Canadian Investment Firm RBC Dominion Securities, and a variety of other executive and consulting positions in several industries including Chemical, Timber, Transportation, Trust Co. and Dot.Com enterprises. Mr. Dilley attended college in Canada at Fraser Valley College and College of New Caledonia, specializing in finance and business management. He is a fellow of the Canadian Securities Institute and has completed the first year CFA program.

         Jeffrey M. Harvey - Treasurer and a Director. Mr. Harvey has been a Director of the Company since October 10, 2000. Additionally, Mr. Harvey currently serves as Vice Chairman of International Investment Banking, Inc., where he has been engaged since August 2000. From May 1997 to August 2000, Mr. Harvey was an attorney with the firm of Stutzman & Bromberg in Dallas, Texas. Mr. Harvey is a graduate of Wake Forest University School of Law (J.D. 1997) and Graduate School of Business Administration (M.B.A. 1997), and of Texas A&M University College of Engineering (B.S.E.E. 1993). Mr. Harvey also serves as President and is a director of youticket.com, Inc., a NASDAQ Bulletin Board company.

         Director's Remuneration. Directors are reimbursed for actual expenses incurred on behalf of the Company. Directors may receive an amount yet to be determined annually for their participation and will be required to attend a minimum of four Board of Directors meetings per fiscal year. All expenses for meeting attendance or out-of-pocket expenses connected directly with their Board representation will be reimbursed by the Company. The Company intends to provide director liability insurance to all members of the Board of Directors. No differentiation is

E-Rex, Inc.                                                        Page 20 of 55
made in the compensation of "outside" or unaffiliated directors and those officers of the Corporation serving in that capacity.

         Executive Compensation. For the year ended December 31, 1999, none of the prior officers and/or directors received any compensation for their services. Subsequent to December 31, 1999, the Company will compensate Mr. Mitchell pursuant to a management engagement agreement dated January 21, 2000 between the Company and International Investment Banking, Inc. ("IIBI"), a company controlled by Mr. Mitchell. Pursuant to the agreement, IIBI receives $10,000 per month. The annual compensation of IIBI will increase at a rate of 20% per year over the term of the agreement. In addition to monthly compensation, IIBI or Mr. Mitchell may be entitled to receive an annual bonus as determined by the Company's Board of Directors payable in common stock or cash. Mr. Mitchell will be issued options representing up to 1,000,000 shares of common stock of the Company for each year of IIBI's engagement. The agreement has an initial term of two years unless further extended by mutual agreement of the parties. All officers are reimbursed for expenses incurred on behalf of the Company.

         The Company compensates Mr. Dilley pursuant to an employment engagement agreement dated April 1, 2000. Mr. Dilley is paid $7,000.00 per month in salary and a guaranteed bonus of $9,000 quarterly. In addition Mr. Dilley has received 200,000 shares of restricted common stock and 76,786 shares of free trading stock pursuant to a consulting agreement dated November 1, 2000. In addition to monthly compensation, Mr. Dilley may be entitled to receive an annual bonus as determined by the Company's Board of Directors, payable in common stock or cash. The agreement has an initial term of two years unless further extended by mutual agreement of the parties. All officers are reimbursed for expenses incurred on behalf of Company.

         Mr. Harvey has received 20,000 shares of restricted common stock and 80,000 shares of free trading stock pursuant to a consulting agreement dated November 20, 2000.

         Directors and Officers have also been granted stock options as per the following schedule:

---------------------------- -------------------------- -------------------------- --------------------------
Director or Officer          Number of Options          Exercise Price             Expiry Date
---------------------------- -------------------------- -------------------------- --------------------------

---------------------------- -------------------------- -------------------------- --------------------------
Donald A. Mitchell                    100,000                     $.40             November 21-2002
---------------------------- -------------------------- -------------------------- --------------------------
Jeffrey M. Harvey                     100,000                     $.40             November 21-2002
---------------------------- -------------------------- -------------------------- --------------------------
Janet Williams                        25,000                      $.40             November 21-2002
---------------------------- -------------------------- -------------------------- --------------------------
Carl E. Dilley                        100,000                     $.40             November 21-2002
---------------------------- -------------------------- -------------------------- --------------------------
Donald A. Mitchell                    100,000                     $.75             November 21-2002
---------------------------- -------------------------- -------------------------- --------------------------
Jeffrey M. Harvey                     100,000                     $.75             November 21-2002
---------------------------- -------------------------- -------------------------- --------------------------
Janet Williams                        25,000                      $.75             November 21-2002
---------------------------- -------------------------- -------------------------- --------------------------
Carl E. Dilley                        100,000                     $.75             November 21-2002
---------------------------- -------------------------- -------------------------- --------------------------


         There is no plan or arrangement with respect to compensation received or that may be received by the executive officers in the event of termination of employment or in the event of a change in responsibilities following a change in control.

E-Rex, Inc.                                                        Page 21 of 55

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In May, 2000 the Company entered into an oral contract for design and integration work with Valcom, Ltd., a West Vancouver, British Columbia, controlled by Paul R. MacPherson, a former Director of the Company. Under the terms of this agreement, Valcom, Ltd. will supply six prototypes of the Dragonfly for the approximate sum of $268,000, including work done prior to May 2000. The work is to be done on an ongoing basis. To date, the Company has paid Valcom, Ltd. the sum of U.S. $59,418 on account.

         In connection with the merger with Plantech Communication Systems, Inc. on February 20, 1999, the Company assumed a promissory note dated March 15, 1997 in the amount of $6,450 with no interest stated payable to Valcom, Ltd. The current balance due on the note is $5,781.

         On January 21, 2000, the Company entered into a consulting agreement with International Investment Banking, Inc. ("IIBI"), a Florida corporation controlled by Donald A. Mitchell, the Chairman of the Board of Directors for the Company. Pursuant to the agreement, IIBI receives $10,000 per month and reimbursement of normal business expenses that it incurs on behalf of the Company and certain expenses of individual consultants that IIBI assigns to carry out the duties and responsibilities of IIBI. Thereafter, the annual compensation shall increase at a rate of 20% per year. The initial term of the agreement is two years subject to extension by the mutual agreement of the parties. In addition to monthly compensation, IIBI or Mr. Mitchell may be entitled to receive an annual bonus as determined by the Company's Board of Directors, payable in common stock or cash. In March 2000, the Company issued to Mr. Mitchell 2,000,000 shares of Common Stock, representing 1,000,000 shares for each year of IIBI's engagement. As an addendum to the agreement, IIBI was directed on the Company's behalf to purchase 8,237,616 shares of stock from two of the Company's former directors for $250,000, issue 6,000,000 shares of stock to Stockholder Presentations, Inc. per an investor relations contract, and issue IIBI 1,000,000 shares of restricted common stock.

         IIBI also loaned the Company $281,304 in the form of a promissory note to cover the Company's short-term cash flow needs. The note accrues interest at the rate of WSJ "Money Rates" Prime plus 4% per annum and is due and payable on demand. The Company expects to fund this note with an issuance of stock within the near future.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of December 20, 2000, there were 23,642,146 shares of Common Stock issued and outstanding. The following table sets forth certain information concerning beneficial ownership of the Company's Common Stock by all persons known by the Company to own beneficially 5% or more of the outstanding shares of the Company's Common Stock, each director and executive officer, and all executive officers and directors of the Company as a group, as of September 30, 2000.

------------------------------------------------------ --------------------------------- ----------------
                                                                              Percent of
Name and Address of Beneficial Owner or     Amount and Nature of              Outstanding
Identity of Group                           Beneficial Ownership(1)           Shares(2)
-----------------                           -----------------------           ---------

---------------------------------------------------------------------------------------------------------
Donald A. Mitchell                                           1,874,700              7.93%
2101 West S.R. 434, Suite 221
Longwood, FL 32779
---------------------------------------------------------------------------------------------------------
Carl Dilley                                                    276,786              1.17%
279 Atlantic Ave
Sunnyisles, FL 33160
---------------------------------------------------------------------------------------------------------
Jeffery M. Harvey                                              100,000               .42%
189 Morse Boulevard, # 2
Longwood, FL 32779
---------------------------------------------------------------------------------------------------------

E-Rex, Inc.                                                        Page 22 of 55

---------------------------------------------------------------------------------------------------------
Paul Daoust                                                  1,584,120              6.70%
719 Princess Street, Suite 2404
Vancouver, BC Canada
---------------------------------------------------------------------------------------------------------
Stockbroker Presentations, Inc.                              2,640,000             11.16%
2232 E. Semoran Blvd.
Apopka, Fl 32703
---------------------------------------------------------------------------------------------------------
Officer and Directors as a group                             2,251,486              9.52%
(3 persons)

---------------------------------------------------------------------------------------------------------


(1) Except as otherwise indicated, all stockholders have sole voting and investment power with respect to the shares of Common Stock set forth opposite their respective names.

(2) Based on 23,642,146 shares of Common Stock outstanding as of December 20, 2000.

                SELLING SECURITY HOLDERS AND PLAN OF DISTRIBUTION

Selling Shareholders

Swartz

         This prospectus covers 32,700,000 shares of common stock issuable to Swartz under the Swartz investment agreement and shares issuable upon exercise of the warrants we previously issued to Swartz. Swartz is engaged in the business of investing in publicly-traded equity securities for its own account.

         Swartz does not beneficially own any of our common stock or any other of our securities as of the date of this prospectus other than 2,700,000 shares underlying the warrants we issued to Swartz in connection with the closing of the Swartz investment agreement (which contain a 4.99% beneficial ownership limitation). Other than its obligations to purchase common stock under the Swartz investment agreement and the warrant, it has no other commitments or arrangements to purchase or sell any of our securities.

         The following table sets forth certain information regarding the Selling Security Holders as of the date of this Prospectus and the number of shares that they may sell under this prospectus. The actual number of shares of our common stock issuable upon exercise of warrants to Swartz and our put rights is subject to adjustment and could be materially less or more than the amount contained in the table below, depending on factors which we cannot predict at this time, including, among other factors, the future price and trading volume of our common stock.. Such information was furnished to us by the individual Selling Security Holders. The amount and percentage owned after the offering assumes the sale of all of the Shares being registered on behalf of the Selling Security Holders.

E-Rex, Inc.                                                        Page 23 of 55

Name                             Shares Owned    Shares to be     Shares to be                   % Owned
                                 Prior to the     Sold in the   Owned after the   Relationship    after
                                   Offering        Offering         Offering      to company    offering
Alan Cole                           70,000          70,000             0             None            0.00%
Alicia Cote                         40,000          40,000             0             None            0.00%
Big Apple Consulting               200,000          200,000            0             None            0.00%
                                                                                   Director,
                                                                                  President &
Carl E. Dilley                     476,786          400,000          76,786           CEO            0.01%
Carol J. Gamble trust             1,188,090        1,188,090           0             None            0.00%
Carolyn Cote                        10,000          10,000             0             None            0.00%
Cecilia O'Donnell                  370,000          370,000            0             None            0.00%
Chad Wekelo                        120,000          120,000            0             None            0.00%
Cole, Kawa, Crane &
Associates, Inc.                    40,000          40,000             0             None            0.00%
Crusader Capital                   500,000          500,000            0             None            0.00%
Dale Sawyer                        252,000          252,000            0             None            0.00%
David Randel                        24,500          24,500             0             None            0.00%
Derek Payne                         50,000          50,000             0             None            0.00%
                                                                                  Director &
Donald A. Mitchell                2,074,700        1,700,000        374,700        Chairman          0.58%
Doris Randel                        24,500          24,500             0             None            0.00%
Dr, Michael Ruxin                  150,000          150,000            0             None            0.00%
Melville Goodman Trust UDT
3281                               100,000          100,000            0             None            0.00%
Harald Gamble                       24,500          24,500             0             None            0.00%
Helga Spaulding                    100,000          100,000            0             None            0.00%
J. Bennett Grocock                 175,893          100,000          75,893        Attorney          0.01%
                                                                                   Assistant
Janet Williams                     120,000          120,000            0           Secretary         0.00%
                                                                                  Director &
Jeffery M. Harvey                  300,000          220,000          80,000        Treasurer         0.01%
Jen Pizarro                         40,000          40,000             0             None            0.00%
John Neff                          100,000          100,000            0             None            0.00%
John P. Ford                        24,500          24,500             0             None            0.00%
Julia Hamilton                      10,000          10,000             0             None            0.00%
June L. Blackwell                  130,470          130,470            0             None            0.00%
Karl Soderstrom                     6,667            6,667             0             None            0.00%
Kathleen Fix                        30,470          30,470             0             None            0.00%
ken Blake                          200,000          200,000            0             None            0.00%
kris Thoreson                       10,000          10,000             0             None            0.00%
Lesley Stone                        30,000          30,000             0             None            0.00%
Linda Heuer                         24,500          24,500             0             None            0.00%
Lisa Mitchell                       20,000          20,000             0             None            0.00%
Livier Olmedo                       30,470          30,470             0             None            0.00%
Marc Jablon                         60,000          60,000             0             None            0.00%
Martha Winston                      24,500          24,500             0             None            0.00%
Mary Neff                           70,000          70,000             0             None            0.00%
Mary Weller                         20,000          20,000             0             None            0.00%
Mathew Maguire                      70,000          70,000             0             None            0.00%
Melville Goodman                   150,000          150,000            0             None            0.00%
Mrs. Paul H. Ford, Jr.              24,500          24,500             0             None            0.00%

E-Rex, Inc.                                                        Page 24 of 55

Nancy Pressley                      24,500          24,500             0             None            0.00%
Neal Jablon                         20,000          20,000             0             None            0.00%
Norbert Weller                      20,000          20,000             0             None            0.00%
Paul H. Ford, Jr.                   24,500          24,500             0             None            0.00%
Phillip Robertson                   70,000          70,000             0             None            0.00%
Steve Rigg                         200,000          200,000            0             None            0.00%
Ron Gooding                        100,000          100,000            0             None            0.00%
Rulon Tolman                       200,000          200,000            0             None            0.00%
Ruth Beiler                         60,000          60,000             0             None            0.00%
Steve Montgomery                   100,000          100,000            0             None            0.00%
Stockbroker Presentations,
Inc.                              2,640,000        1,000,000       1,640,000         None            0.03%
Terry Shores                       600,000          600,000            0             None            0.00%
Thomas Shanks                      250,000          250,000            0             None            0.00%
Reid M.Waltman & Betty J .
Waltman Revocable Living
Trust Trust                         87,500          87,500             0             None            0.00%
Warren White                        40,000          40,000             0             None            0.00%
Webulate, LLC.                     450,000          450,000            0             None            0.00%
Wendy Westbrook                     10,000          10,000             0             None            0.00%
William Maguire in trust for
Judy Maguire                        10,000          10,000             0             None            0.00%
Swartz Private Equity, LLC.     32,700,000(1)     32,700,000           0             None            0.00%

(1) This number includes 2,700,000 shares of common stock issuable upon exercise of outstanding warrants which are currently exercisable. This number also includes (solely for purposes of this prospectus) up to an aggregate of 30,000,000 shares of our common stock that we may sell to Swartz under the Swartz investment agreement and warrants issuable in connection with the Swartz investment agreement. These shares would not be deemed beneficially owned within the meaning of Sections 13(d) and 13(g) of the Exchange Act before their acquisition by Swartz. Swartz may not beneficially own more than 9.99% of our outstanding common stock at any time. Eric S. Swartz holds investment and voting control of the shares held by Swartz.


         The Company is not selling any Shares on behalf of Selling Security Holders and has no control or affect on the 42,846,167 Shares of these Selling Security Holders, which are not subject to any lock-up agreement. The Company will not receive any proceeds from the sale of the securities by the Selling Security Holders, However, we will receive proceeds from any sales of shares to Swartz under our put option and upon the cash exercise of warrants held by Swartz.

         The securities may be offered and sold by the Selling Security Holders from time to time as market conditions permit. The Selling Security Holders may sell the Common Shares offered hereby in one or more transactions (which may include "block" transactions in the over-the-counter market, in negotiated transactions or in a combination of such methods of sales, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices). The Selling Security Holders may effect such transactions by selling the Common Shares directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions

E-Rex, Inc.                                                        Page 25 of 55
from the Selling Security Holders and/or the purchaser(s) of the Common
Shares for whom they may act as agent or to whom they may sell as principals, or both. The Selling Security Holders and any agents, dealers or underwriters that act in connection with the sale of the Common Shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the Common Shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

Swartz is, and each remaining selling shareholder and any broker-dealers acting in connection with the sale of the common stock by this prospectus may be deemed to be, an underwriter within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of common stock as principals may be underwriting compensation under the Securities Act.

         The selling shareholders and any other persons participating in a distribution of securities will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, the selling shareholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions subject to specified exceptions or exemptions. Swartz has, before any sales, agreed not to effect any offers or sales of the common stock in any manner other than as specified in this prospectus and not to purchase or induce others to purchase common stock in violation of Regulation M under the Exchange Act. All of the foregoing may affect the marketability of the securities offered by this prospectus.

         The Offering by Selling Security Holders is offered as a shelf registration, as that term is defined by Rule 415 of the Securities Act of 1933, as amended, and will terminate no later than December 22, 2003.

         The Company is not aware of any current plans, proposals, arrangements or understandings by any Selling Security Holders to distribute their registered shares of Common Stock of the Company to their respective outstanding shareholders or partners. The Company is not aware of any plans, arrangements or understandings by any Selling Security Holders to sell their registered shares of Common Stock to any particular individual(s) or to use such registered shares to satisfy contractual obligations.

         The Company will receive no portion of the proceeds from the sale of the Shares by the Selling Security Holders, and will bear all the costs relating to the registration of this Offering (other than any fees and expenses of counsel for the Selling Security Holders). However, the Company may receive proceeds from the sale of Shares to Swartz upon the exercise of warrants held by Swartz. Any commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the Common Shares will be borne by the Selling Security Holders.

         Under the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, any person engaged in a distribution of the securities of the Company offered by this Prospectus may not simultaneously engage in market-making activities with respect to such securities during the applicable "cooling off" period prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, Rule 10b-6 and Rule 10b-7, in connection

E-Rex, Inc.                                                        Page 26 of 55
with transactions in such securities, which provisions may limit the time of purchases and sales of such securities by the Selling Security Holders.

                            DESCRIPTION OF SECURITIES

         The following description of the rights and preferences of the Company's capital stock is merely a summary. Each prospective investor should refer to the Company's Certificate of Incorporation, as amended, for a complete description of the Company's capital stock as well as to the applicable statutes of the State of Nevada for a more complete description concerning the rights and liabilities of stockholders.

         The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, with a par value of $.001 per share, of which 23,642,146 shares are issued and outstanding.

         Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. Upon liquidation or dissolution of the Company, whether voluntary or involuntary, holders of shares of Common Stock are to share equally in the assets of the Company available for distribution to stockholders. All outstanding shares of Common Stock are validly authorized and issued, fully paid and nonassessable. The Board of Directors is authorized to issue additional shares of Common Stock, not to exceed the amount authorized by the Company's Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

         Each holder of Common Stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of Common Stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

         Holders of the Company's Common Stock are entitled to dividends when, as, and if declared by the Board of Directors out of funds legally available therefor. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions, and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

                         The Swartz Investment Agreement

Overview

         On or about December 22, 2000, we entered into an investment agreement with Swartz Private Equity, LLC. The Swartz investment agreement entitles us to issue and sell up to $15 million of our common stock to Swartz, subject to a formula based on average stock price and average trading volume, from time to time over a three year period following the effective date of this registration statement. We refer to each election by us to sell stock to Swartz as a "put."

         In addition, on Sept. 22, 2000, we issued to Swartz a warrant to purchase 2,700,000 shares of our common stock, exercisable for a period of 7 years from September 22, 2000, with an initial exercise price equal to $.50,

E-Rex, Inc.                                                        Page 27 of 55
which was the lowest closing bid price for the five trading days before September 22, 2000. We will adjust the exercise price of these warrants annually on September 22 to equal the lesser of:

         o        the exercise price then in effect; or

         o the lowest closing bid price of our common stock for the five trading days before September 22 of that year.

We may issue additional warrants under the terms of the Swartz investment agreement, as described below.

Put Rights

         We may begin exercising puts on the date of this prospectus and continue for a three-year period. To exercise a put, we must have an effective registration statement on file with the SEC covering the resale to the public by Swartz of any shares that it acquires under the Swartz investment agreement. Also, we must give Swartz at least 10, but not more than 20, business days advance notice of the date on which we intend to exercise a particular put right. The notice must indicate the date we intend to exercise the put and the maximum number of shares of common stock we intend to sell to Swartz. At our option, we may also specify a maximum dollar amount (not to exceed $2 million) of common stock that we will sell under the put. We may also specify a minimum purchase price per share at which we will sell shares to Swartz. The minimum purchase price cannot exceed the lesser of (i) 80% of the closing bid price of the Company's common stock on the business day immediately preceding the date of the advance put notice, or (ii) the closing bid price of the Company's common stock on the business day immediately preceding the date of the advance put notice, minus $0.125.
         The number of common shares we sell to Swartz may not exceed 15% of the aggregate daily reported trading volume of our common shares, excluding certain block trades, during the 20 business days before or after the date we exercise a put. Further, we cannot issue additional shares to Swartz that, when added to the shares Swartz previously acquired under the Swartz investment agreement during the 61 days before the date we exercise the put, will result in Swartz holding over 9.99% of our outstanding shares upon completion of the put.

         Swartz will pay us a percentage of the market price for each share of common stock under the put. The market price of the shares of common stock during the 20 business days immediately following the date we exercise a put is used to determine the purchase price Swartz will pay and the number of shares we will issue in return. This 20 day period is the pricing period. For each share of common stock, Swartz will pay us the lesser of:

         o        the market price for each share, minus $.075; or

         o        91% of the market price for each share.

         The Swartz investment agreement defines market price as the lowest closing bid price for our common stock during the 20 business day pricing period. However, Swartz must pay at least the designated minimum per share price, if any, that we specify in our notice. If the price of our common stock is below the greater of the designated minimum per share price plus $.075, or 91% of the designated minimum per share price during any of the 20 days during the pricing period,

E-Rex, Inc.                                                        Page 28 of 55
that day is excluded from the 15% volume limitation described above. Therefore, the amount of cash that we can receive for that put may be reduced if our stock price declines.

         We must wait a minimum of five business days after the end of the 20 business day pricing period for a prior put before exercising a subsequent put. We may, however, give advance notice of our subsequent put during the pricing period for the prior put. We can only exercise one put during each pricing period.

Warrants

         Within five business days after the end of each pricing period, we are required to issue and deliver to Swartz a warrant to purchase a number of shares of our common stock equal to 10% of the common shares issued to Swartz in the applicable put. Each warrant will be exercisable at a price that will initially equal the market price for the applicable put. The warrants will have annual reset provisions similar to the reset provisions for the warrants Swartz currently holdsEach warrant will be immediately exercisable and have a term beginning on the date of issuance and ending 7 years later.

         At no time may Swartz own a number of shares that, when added to the number of shares acquired by Swartz under the Swartz investment agreement during the 61 days before the put date, will result in Swartz holding more than 9.99% of our outstanding common stock.

         We are registering 32,700,000 shares of common stock for issuance to Swartz under the Swartz investment agreement. We believe, based on the recent market prices of our shares of common stock and volume in our common stock, that 32,700,000 shares will be sufficient to satisfy our obligations to issue stock and warrants to Swartz in order to fully utilize the $15 million available under the Swartz investment agreement. If 32,700,000 shares is not sufficient, we will register additional shares for resale by Swartz.

Limitations and Conditions to Our Put Rights

          Our ability to put shares of our common stock, and Swartz's obligation to purchase the shares, is subject to the satisfaction of certain conditions. These conditions include:

         o we have satisfied all obligations under the agreements entered into between us and Swartz in connection with the Swartz investment agreement;

         o        our common stock is listed and traded on Nasdaq, the O.T.C.
                  Bulletin Board, or an exchange;

         o our representations and warranties in the Swartz investment agreement are accurate as of the date of each put;

         o we have reserved for issuance a sufficient number of shares of our common stock to satisfy our obligations to issue shares under any put and upon exercise of warrants;

E-Rex, Inc.                                                        Page 29 of 55

         o the registration statement for the shares we will be issuing to Swartz must remain effective as of the put date and no stop order with respect to the registration statement is in effect;

         o if the number of shares to be put to Swartz, together with any shares previously put to Swartz, would equal 20% of all shares of our common stock that would be outstanding upon completion of the put, we must obtain shareholder approval of such excess issuance as required by Nasdaq rules; and

         o other than continuing losses described in an attachment to the Swartz investment agreement, at the time of a put, there can be no material adverse change in our business prospects or financial condition.

         Swartz is not required to acquire and pay for any additional shares of our common stock once it has acquired $15 million worth of common stock. Additionally, in the event that one of the following events occurs after we deliver an advance put notice to Swartz, but before the applicable Put Date, that Put shall terminate:

         o we announced or implemented a stock split or combination of our common stock;

         o        we paid a dividend on our common stock;

         o we made a distribution of all or any portion of our assets or evidences of indebtedness to the holders of our common stock; or

         o we consummated a major transaction, such as a sale of all or substantially all of our assets or a merger or tender or exchange offer that results in a change in control.

         We may not require Swartz to purchase any subsequent put shares if:

         o we, or any of our directors or executive officers, have engaged in a transaction or conduct related to us that resulted in:

                  o a SEC enforcement action, administrative proceeding or civil lawsuit; or

                  o a civil judgment or criminal conviction or for any other offense that, if prosecuted criminally, would constitute a felony under applicable law;

         o the aggregate amount of time which this registration statement is not effective or our common stock is not listed and traded on Nasdaq, the O.T.C. Bulletin Board, or an exchange exceeds four months;

         o we file for bankruptcy or any other proceeding for the relief of debtors;

         o we breach certain covenants contained in the Swartz investment agreement; or

         o the registration statement for the resale of shares of common stock issued to Swartz is not effective by December 22, 2001.

E-Rex, Inc.                                                        Page 30 of 55

Commitment and Termination Fees

         If we do not put at least $1,000,000 worth of common stock to Swartz during each six month period following the effective date of the Swartz investment agreement, we must pay Swartz a semi-annual non-usage fee. This fee equals the difference between $100,000 and 10% of the value of the shares of common stock we put to Swartz during the six month period.

         If the Swartz investment agreement is terminated, we must pay Swartz the greater of (i) the non-usage fee described above, or (ii) the difference between $200,000 and 10% of the value of the shares of common stock put to Swartz during all puts to date.

Short Sales

         The Swartz investment agreement prohibits Swartz and its affiliates from engaging in short sales of our common stock unless Swartz has received a put notice and the amount of shares involved in the short sale does not exceed the number of shares we specify in the put notice.

Cancellation of Puts

         We must cancel a particular put if:

         o we discover an undisclosed material fact which would cause the registration statement not to be current and effective;

         o the registration statement registering resales of the common shares becomes ineffective; or

         o our shares of common stock are delisted from Nasdaq, the O.T.C. Bulletin Board, or an exchange.

Termination of Swartz Investment Agreement

         We may terminate our right to initiate further puts or terminate the Swartz investment agreement at any time by providing Swartz with notice of our intention to terminate. However, any termination will not affect any other rights or obligations we have concerning the Swartz investment agreement or any related agreement.

Restrictive Covenants

         During the term of the Swartz investment agreement and for a period of sixty days after termination of the Swartz investment agreement, we are prohibited from engaging in certain transactions. These include the issuance of any of our equity securities, or debt securities convertible into equity securities, for cash in a private transaction without obtaining the prior written approval of Swartz. The Swartz investment agreement also prohibits us during this period from entering into any private equity line agreements similar to the Swartz investment agreement without obtaining Swartz's prior written approval.

         There are important exceptions to this limitation. We can issue our shares without Swartz's prior approval in the following transactions:

E-Rex, Inc.                                                        Page 31 of 55

         o in connection with a merger, consolidation, acquisition or sale of assets;

         o in connection with a strategic partnership or joint venture, the primary purpose of which is not simply to raise money;

         o in connection with our disposition or acquisition of a business, product or license;

         o        upon exercise of options by employeesor directors;

         o        in an underwritten offering of our common stock;

         o upon conversion or exercise of currently outstanding options, warrants or other convertible securities; or

         o under any option or restricted stock plan for the benefit of employees or directors.

In addition, we may issue debt securities with no equity feature for working capital purposes.

Right of First Refusal

         With certain exceptions, Swartz has a right of first refusal to participate in any private capital raising transaction of equity securities that closes at any time during the period from the date of the Swartz investment agreement, December 22, 2000, until sixty days after the termination of the Swartz investment agreement.

Swartz's Right of Indemnification

         We have agreed to indemnify Swartz, including its shareholders, officers, directors, employees, investors and agents, from all liability and losses resulting from any misrepresentations or breaches we make in connection with the Swartz investment agreement, the registration rights agreement, other related agreements, or the registration statement.

Effect on Outstanding Common Stock

         The issuance of common stock under the Swartz investment agreement will not affect the rights or privileges of existing holders of common stock except that the issuance of shares will dilute the economic and voting interests of each shareholder. See "Risk Factors."

         As noted above, we cannot determine the exact number of shares of our common stock issuable under the Swartz investment agreement and the resulting dilution to our existing shareholders, which will vary with the extent to which we utilize the Swartz investment agreement, the market price of our common stock, and exercise of the related warrants. The potential effects of any dilution on our existing shareholders include the significant dilution of the current shareholders' economic and voting interests in us.

         The Swartz investment agreement provides that, if we become listed on the Nasdaq, we cannot issue shares of common stock that would exceed 20% of the outstanding stock on the date of a put unless and until we obtain shareholder approval of the issuance of common stock.

E-Rex, Inc.                                                        Page 32 of 55

                                     EXPERTS

         The audited financial statements included in this Prospectus have been so included in reliance on the report of Varma & Associates, on the authority of such firm as experts in auditing and accounting.

         Interests of Named Experts and Counsel. J. Bennett Grocock received 100,000 shares of Common Stock of the Company in connection with the preparation of this filing.

                                LEGAL PROCEEDINGS

         On August 4, 2000 Crusader Capital Group, Inc. filed a complaint against the Company in civil action number CV-N-00-411-DWH-RAM in the United States District Court for the District of Nevada. The Company was served with this complaint on or about August 10, 2000. This complaint alleges undetermined damages for misrepresentations, omissions, breach of contract and unjust enrichment related to Crusaders purchase of restricted stock in the company during the first quarter of 2000.

         The Company believes the claims made in the complaint are without merit and intends to defend itself vigorously in this matter.


                 INDEMNIFICATION FOR SECURITIES ACTS LIABILITIES

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions of the Florida Business Corporation Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

E-Rex, Inc.                                                        Page 33 of 55

                          INDEX TO FINANCIAL STATEMENTS

Description
Page

Independent Auditors' Report...............................................f-1
Balance Sheet..............................................................f-2
Statement of Operations....................................................f-3
Statement of Changes in Stockholders' Equity...............................f-4
Statement of Cash Flows....................................................f-8
Notes to Financial Statements..............................................f-9

E-Rex, Inc.                                                        Page 34 of 55

                                   E-REX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                  BALANCE SHEET
                                December 31, 1999

INDEPENDENT AUDITOR'S REPORT ON FINANCIAL STATEMENTS
---------------------------------------------------------------

To the Board of Directors and Stockholders
E-Rex, Inc.
Orlando, FL

We have audited the accompanying balance sheet of E-Rex, Inc. (a development stage company), as of December 31, 1999, and the related statement of operations, stockholders' equity and cash flows for the year ended December 31, 1999, the year ended December 31, 1998, the year ended December 31, 1997 and for the period from inception (August 26, 1986) to December 31,1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E-Rex, Inc. (a development stage company) as of December 31, 1999, and the results of its operations and its cash flows for the year ended December 31, 1999, the year ended December 31, 1998, the year ended December 31, 1997 and for the period from inception (August 26, 1986) to December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The Financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                       Varma and Associates
                                       Certified Public Accountants
                                       Longwood, FL
                                                                  March 30, 2000

E-Rex, Inc.                                                        Page 35 of 55

                                     E-REX, INC.
                                   BALANCE SHEET
                              As of December 31, 1999


                                      ASSETS
                                     --------


CURRENT ASSETS
--------------
 Cash                                          $       22,006
                                               --------------
     Total Current Assets                              22,006        $     22,006


OTHER ASSETS
------------
 Furniture and equipment                               4,937
 Less: accumulated depreciation                       (2,896)
                                               -------------
     Total Other Assets                                2,041                2,041
                                                                     ------------
               TOTAL ASSETS                                          $     24,047
                                                                    =============

                        LIABILITIES AND STOCKHOLDERS' EQUITY
                        -------------------------------------

CURRENT LIABILITIES
-------------------
 Accounts payable                             $       82,075
 Demand note payable                                   6,450
                                              --------------
  Total current liabilities                           88,525         $     88,525
                                                                     -------------
                TOTAL LIABILITIES                                          88,525

                                  STOCKHOLDERS' EQUITY
                                  --------------------

STOCKHOLDERS' EQUITY (DEFICIT)
-----------------------------
 Common stock, $.0001 par value,
     100,000,000 authorized
     and 15,663,164 shares issued and outstanding.    15,539
 Additional paid in capital                          708,962
 Retained earnings                                  (788,979)
                                                ------------
          Total stockholders' equity                 (64,478)             (64,478)
                                                                     ------------
                 TOTAL LIABILITIES AND EQUITY (DEFICIT)              $     24,047
                                                                     =============

E-Rex, Inc.                                                        Page 36 of 55

                                    E-REX, INC.
                             STATEMENT OF OPERATIONS
                          For the Period from Inception
                     (August 26, 1986) to December 31, 1999


                                                                                        From
                          1999              1998                  1997              Inception
REVENUE             $            -      $            -      $              -       $             -

EXPENSES

 General and
   administrative          464,436              27,703                68,704               911,144
                        ----------          ----------           -----------           -----------
LOSS FROM OPERATIONS      (464,436)            (27,703)              (68,704)             (911,144)

OTHER INCOME

 Interest income              1,210                 229                1,439

 Recovery from lawsuit           -                    -              120,726               120,726
                         ---------           ----------          -----------            ----------
INCOME (LOSS) BEFORE
  INCOME TAXES            (464,436)             (26,493)               52,251             (788,979)

 Income Taxes                    -                    -                     -                    -

NET INCOME (LOSS)     $   (464,436)        $    (26,493)       $       52,251         $   (788,979)
                      ============         ============        ==============         ============


 Weighted average
 Number of shares       13,439,674            1,178,841               803,195

 Basic EPS    $              (0.04)        $      (0.02)       $         0.06


E-Rex, Inc.                                                        Page 37 of 55

                                  E-REX, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                    continued
                          For the Period from Inception
                     (August 26, 1986) to December 31, 1999

                                                                    ADDITIONAL
                                  COMMON               STOCK         PAID-IN           INCOME
                                  SHARES               AMOUNT         CAPITAL           (LOSS)             TOTAL
                                 ---------           ---------       ---------         --------           --------
Balance, December 31, 1992         646,716                647         263,853          (278,556)           (14,056)

Issuance of shares of
common stock to the public
on Feb. 3, 1993 for $4.00
per share                           32,000                 32         127,968           128,000

Deferred offering cost
offset against additional
paid-in capital                                                                         (74,239)           (74,239)

Common stock issued for
legal services on April
29, 1993                           110,000               110                             21,890             22,000

Net (loss) for the year
ended Dec. 31, 1993                                                                     (39,703)           (39,703)

Balance, December 31, 1993         788,716               789         339,472           (318,259)            22,002

Net (loss) for the year
ended Dec. 31, 1994                                                                      (8,357)            (8,357)

Balance, December 31, 1994         788,716               789         339,472           (326,616)            13,645

Net (loss) for the year
ended Dec. 31, 1995                                                                     (19,185)           (19,185)

Balance, December 31, 1995         788,716               789         339,472           (345,801)            (5,540)

Net (loss) for the year
ended Dec. 31, 1996                                                                      (4,500)            (4,500)

Balance, December 31, 1996         788,716               789         339,472           (350,301)           (10,040)

Common stock issued for
services Sep., 1997                30,000                 30                                                    30

Net income for the year
ended Dec. 31, 1997                                                                      52,251             52,251

Balance, December 31, 1997         818,716               819         339,472           (298,050)            42,241

Common stock issued for
services Sep., 1998              1,682,000             1,682           1,000                                 2,682

Common shares issued
in Rule 504 offering
Nov. and Dec., 1998              1,539,500             1,539         152,410                               153,949

Common stock issued for
services Dec., 1998                100,000               100           9,900                                10,000

Net (loss) for the year
ended Dec. 31, 1998                                                                   (26,493)             (26,493)

Balance December 31, 1998       4,140,216           $   4,140       $ 502,782     $  (324,543)          $  182,379

Common shares issued              323,332                 197          80,636                               80,833
for cash

Common shares issued

Balance, December 31, 1997        818,716                 819         339,472        (298,050)              42,241

Common stock issued for
services Sep., 1998              1,682,000              1,682           1,000                                2,682

Common shares issued
in Rule 504 offering
Nov. and Dec., 1998              1,539,500              1,539         152,410                              153,949

Common stock issued for
services Dec., 1998                100,000                100           9,900                               10,000

Net (loss) for the year
ended Dec. 31, 1998                                                                   (26,493)             (26,493)

Balance December 31, 1998       4,140,216           $   4,140       $ 502,782     $  (324,543)          $  182,379

Common shares issued              323,332                 197          80,636                               80,833
for cash

Common shares issued
for acquisition                 8,137,616              8,138                                                 8,138

Common shares issued
for directors' fees             1,332,000              1,332          74,700                                76,032

Common shares issued
for services                    1,730,000             1,732           50,844                                52,576

Net loss for the period                                             (464,436)                             (464,436)

Balance, December 31, 1999     15,663,164        $   15,539      $   708,962      $  (788,979)           $ (64,478)

E-Rex, Inc.                                                        Page 38 of 55

                                   E-REX, INC.
                             STATEMENT OF CASH FLOWS
                 For the Period from Inception (August 26, 1986)
                              to December 31, 1999


CASH FLOWS FROM (FOR)                                                                 From
OPERATING ACTIVITIES                     1999               1998           1997     Inception
                                     -----------       ----------      ---------   ------------
 Net income                          $  (464,436)      $ (26,493)      $  52,251    $  (788,979)

 Adjustments to reconcile net income
 to to net cash provided by (used in)
 operating activities:

 Stock issued for services                128,608         12,682              30        190,676
 Accounts payable                          71,940           (366)            460         82,075
 Other                                     29,014        (16,467)                        12,547
                                      -----------     ----------       ----------    ---------
 Total adjustments to net income          229,562         (4,151)            490        285,298

 Net cash provided by (used in)
 operating activities                    (234,874)       (30,644)         52,741       (503,681)

CASH FLOWS FROM (FOR)
INVESTING ACTIVITIES

 None
                                        ---------       ---------        --------      ---------
 Net cash flows provided by (used in)
 investing activities                           -               -              -              -

CASH FLOWS FROM (FOR)
FINANCING ACTIVITIES

 Proceeds from issuance of stock,
   including paid-in capital               80,833         153,950              -        633,714
                                                -               -              -       (108,027)
                                        ---------       ---------        -------      ---------
 Net cash provided by (used in)
     financing                             80,833         153,950              -        525,687

CASH RECONCILIATION

 Net increase (decrease) in cash         (154,041)        123,306          52,741        22,006
 Cash at beginning of year                176,047          52,741               -             -
                                        ---------       ---------        --------     ---------
CASH BALANCE AT END OF YEAR             $  22,006     $   176,047      $   52,741    $   22,006
                                        =========      ==========      ==========    ==========

E-Rex, Inc.                                                        Page 39 of 55

E-REX, INC.

NOTES TO THE FINANCIAL STATEMENTS

(See Independent Auditors Report)

1. Summary of significant accounting policies:

Nature of Operations - E-Rex, Inc. (the "Company"), a Nevada corporation, was incorporated on August 26, 1986 as P.R. Stocks, Inc. On February 26, 1992, the Company changed its name to National Health & Safety Corporation. On November 12, 1992, the Company changed its name to Medgain International Corporation. On June 20, 1994 the Company changed its name to E-Rex, Inc. On February 20, 1999 the Company entered into a business combination (see Note 5). To date, the Company has had no revenues. The Company is in the development stage.

Cash Equivalents - The Company considers all highly liquid investments with a maturity of nine months or less when purchased to be cash equivalents.

Earnings (Loss) Per Share - Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement No. 128, 'Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

Basis of Accounting - The Company's financial statements are prepared in accordance with generally accepted accounting principles.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Income Taxes - The Company records its income tax provision in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes."

Functional Currency - All amounts in the Company's financial statements and related footnotes are stated in US dollars. The Company had no significant gain or losses from foreign currency conversions.

E-Rex, Inc.                                                        Page 40 of 55

E-REX, INC.

NOTES TO THE FINANCIAL STATEMENTS

(See Independent Auditors Report)

Property and Equipment - Depreciation and amortization is computed by the straight line method with the following recovery periods:

Organization costs                 5 Years
Office equipment and software    3-5 Years
Furniture                        5-7 Years

Maintenance and repairs, as incurred, are charged to expense; betterments and renewals are capitalized in plant and equipment accounts. Cost and accumulated depreciation applicable to items replaced or retired are eliminated from the related accounts; gain or loss on the disposition thereof is included as income. No depreciation is recorded on property and plant left idle.

2. Basis of Presentation as a Going Concern:

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $812,952 for the period from inception (August 26, 1986) to December 31, 1999. This factor, amoung others, raises substantial doubt as to the Company's ability to continue as a going concern.

The Company's management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors.

3. Income Taxes:

The Company records its income tax provision in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires the use of the liability method of accounting for deferred income taxes.

Since the Company has not generated cumulative taxable income since inception, no provision for income taxes has been provided. At December 31, 1999, the Company did not have any significant tax net operating loss carry forwards ( tax benefits resulting from losses for tax purposes have been fully reserved due to the uncertainty of a going concern). At December 31, 1999, the Company did not have any significant deferred tax liabilities or deferred tax assets.

4. Development Stage Company:

A development stage company is one for which principal operations have not commenced or principal operations have generated an insignificant amount of revenue. Management of a development stage company devotes most of its activities to establishing a new business. Operating losses have been incurred through December 31, 1999, and the company continues to use, rather than provide, working capital in this operation. Although management believes that it is pursuing a course of action that will provide successful future operations, the outcome of these matters is uncertain. Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement No. 128, 'Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

5. Business Combination:

On February 20, 1999 the Company entered into a merger agreement with Plantech Communications Systems, Inc. ("Plantech"), a privately held British Columbia, Canada, Corporation. Plantech is a development stage enterprise in the software, computer and internet area. From inception in 1992 to date Plantech has had no revenues.

Under the terms of the merger agreement, Plantech shareholders received one share of the Company's common stock for each outstanding share of Plantech stock. The Company issued 8,137,616 shares of its common stock in exchange for all the plantech common shares outstanding as of February 20, 1999.

E-Rex, Inc.                                                        Page 41 of 55

The above business combination was accounted for under the purchase method. There was no significant difference between the purchase cost and the fair value of net assets/liabilities acquired, thus no goodwill or negative goodwill was recorded. Plantech's results of operations are included in the Company's statement of operations from the date of merger, February 20, 1999, forward. The following table sets forth certain results of operations for the periods presented as if the Plantech business combination had been consummated on the same terms at the Plantech inception in 1992.

                                                Inception
                         Jan. 1, 1999           (8/26/86)
                         to Feb. 20,            to Dec. 31,
                         1999                   1998

Revenues               $           -       $           -
Net (Loss)             $    (230,954)      $    (616,086)

6. Litigation and subsequent events:

In January, 2000 the Board of Directors resolved to settle a British Columbia Supreme Court action brought against the Company for an unpaid vendor bill for $25,000. The Company also accepted from the same vendor a return of 50,000 shares of the Company stock that the vendor held.

In 1993 the Company initiated legal action against a former merger candidate, and several of its principals, primarily to the Company when the merger was not consummated.

In October, 1997 a settlement agreement relating to the above action was entered into. In November, 1997 the Company received, net of attorney's fees, $120,726 to settle this matter.

7. Related Party Transactions:

The Company entered into a an agreement for design and integration work with an entity controlled by one of the Company's director/shareholders named Valcom Ltd., a West Vancouver, British Columbia company.

8. Required Cash Flow Disclosure:

The Company had no interest and income taxes paid for the year. The Company entered into a non-cash merger transaction as noted in footnote 5.

E-Rex, Inc.                                                        Page 42 of 55

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification

         Section 78.7502 of the Nevada Revised Statutes permits indemnification of officers, directors, employees and agents of a corporation under certain conditions and subject to certain limitations. Reference is made to Article XI of the Registrant's Bylaws that provide for indemnification by the Registrant in the manner and to the full extent permitted by Nevada law. However, the SEC may declare such provision invalid.

Item 25. Other Expenses of Issuance and Distribution

         Other expenses in connection with this offering which will be paid by E-Rex, Inc. (hereinafter in this Part II referred to as the "Company") are estimated to be substantially as follows:

                 Item                              Amount Payable by the Company
                                                              $6,639
SEC Registration Fees
State Securities Laws Fees and Expenses                       $1250
Printing and Engraving Fees                                    $300
Legal Fees                                                   $60,000
Accounting Fees and Expenses                                  $3,500
Transfer Agent's Fees                                         $3,000
Miscellaneous                                                 3,000
         Total                                                77,689

Item 26. Recent Sales of Unregistered Securities

         During the past three years, the Registrant has sold the following securities pursuant to exemptions from registration under the Securities Act of 1933, as amended (the "Act"):

         1. In September 1997, the company issued to the individuals listed below an aggregate of 30,000 shares of Common Stock valued at $.001 per share, as compensation for services rendered to the Company. The shares were issued as follows:

                  Suzy Frost                         10,000 shares
                  Curtis M. Jamison                  10,000 shares
                  Elliott Pearson                    10,000 shares

These issuances were made pursuant to the exemption afforded by Section 4(2) of the Act.

         2. In November 1998, the Company issued to the individuals listed below and aggregate of 1,682,000 shares of Common Stock valued at $.001 per share, as compensation for services rendered to the Company. The shares were issued as follows:

                  Elliott Pearson                    1,050,000 shares
                  Curtis M. Jamison                    500,000 shares
                  Lorita Chittenden                     32,000 shares
                  Suzy Frost                           100,000 shares

These issuances were made pursuant to the exemption afforded by Section 4(2) of the Act.

         3. In February 1999, the Company issued an aggregate of 1,539,500 shares of Common Stock to the individuals listed below pursuant to an exemption from registration set forth in Rule 504 of Regulation D promulgated under
Section 3(b) of the Act. The purchase price was $.10 per share. The sales were made by the Company's management, consultants and selected broker/dealers. No commissions or other remuneration was paid to anyone in connection with the sale of such securities. No general solicitation was utilized. The shares were issued as follows:

                  Suzy Frost                  1,000,000 shares          $100,000
                  Skyridge Holdings, Inc.        60,000 shares          $  6,000
                  Steven Owlett, Esq.           100,000 shares          $ 10,000
                  Paul Daoust                   200,000 shares          $ 20,000
                  Mark McDonald                  10,000 shares          $  1,000

E-Rex, Inc.                                                        Page 43 of 55

         4. In February 1999, the Company issued to Adolf Bauer a total of 8,137,616 shares of Common Stock pursuant to the exemption from registration afforded by Section 4(2) of the Act, in connection with the business combination with Plantech Communication Systems, Inc.

         5. In March 2000, the Company issued 1,000,000 shares of Common Stock to International Investment Banking, Inc. ("IIBI"), a corporation controlled by Donald A. Mitchell, the Company's Chairman of the Board of Directors, pursuant to the terms of a consulting agreement entered into with IIBI on January 21, 2000. The issuance was made pursuant to Section 4(2) of the Act.

         6. On March 16, 2000 the Company had a change in ownership whereby the former directors of the Company sold 8,237,616 shares back to the Company as treasury stock for an amount of $250,000. At that time, the Company issued 8,060,000 additional shares to the Company's attorney and to the new directors of the Company in exchange for their services as directors, and the Company's attorney. The shares issued were valued at the fair market value as traded on the date that the shares were declared for issuance. The issuances were made pursuant to Section 4(2) under the Act. Set forth below are the names of the individuals and the number of shares issued to each.

                  Donald A. Mitchell                          2,000,000 shares
                  Stockbroker presentations, Inc.             6,000,000 shares
                  Brenda Hamilton                                60,000 shares

                  7. On November 20, 2000, the Company issued 311,263 additional shares to the Company's attorney, accountant, and to the new directors of the Company in exchange for their services. The shares were issued at the fair market value as traded on the date that the shares were declared for issuance. The issuances were made pursuant to a Form S-8 registration statement Section 4(2) under the Act. Set forth below are the names of the individuals and the number of shares issued to each.


                 Carl Dilley                   76,786 shares
                 J. Bennett Grocock            75,893 shares
                 Byron Rambo                   32,923 shares
                 Jody Walker                   12,582 shares
                 Steven Owlett                 15,000 shares
                 Rodney Patterson              18,079 shares
                 Jeffery Harvey                80,000 shares

         8. In September 2000, the Company issued 1,320,000 additional restricted shares to a corporate service provider, the Company's attorney, and to the new directors of the Company in exchange for their services. The shares were issued at the fair market value as traded on the date that the shares were declared for issuance. The issuances were made pursuant to Section 4(2) under the Act. Set forth below are the names of the individuals and the number of shares issued to each.


                  Corporate Service Providers, Inc.          1,000,000 shares
                  Jeffery Harvey                                20,000 shares
                  J. Bennett Grocock                           100,000 shares
                  Carl Dilley                                  200,000 shares

E-Rex, Inc.                                                        Page 44 of 55

         9. On February 26, 2000, the Company issued an aggregate of 4,220,000 shares of Common Stock to the individuals listed below pursuant to an exemption from registration set forth in Rule 504 of Regulation D promulgated under
Section 3(b) of the Act. The purchase price was $.10 per share. The sales were made by the Company's management, consultants and selected broker/dealers. No commissions or other remuneration was paid to anyone in connection with the sale of such securities. No general solicitation was utilized. The shares were issued as follows:

          Martha Winston,                24,500 shares          $2,450
          Paul, H Ford Jr.               24,500 shares          $2,450
          Harald Gamble                  24,500 shares          $2,450
          David Randel                   24,500 shares          $2,450
          Doris Randel                   24,500 shares          $2,450
          Mrs. Paul Ford                 24,500 shares          $2,450
          Kathleen Fix                   30,470 shares          $3,047
          John P. Ford                   24,500 shares          $2,450
          Livier Olmedo                  30,470 shares          $3,047
          Nancy Pressley                 24,500 shares          $2,450
          Terry Shores                  500,000 shares         $50,000
          Crusader Capital Corp.        500,000 shares         $50,000
          June Blackwell                130,470 shares         $13,047
          Mary Neff                      70,000 shares          $7,000
          Carrol J. Gamble Trust       1,188,090 shares        $118,809
          Helga Spaulding               100,000 shares         $10,000
          Michael Ruxin                 150,000 shares         $15,000
          Cecilia O'Donnell             370,000 shares         $37,000
          Linda Heuer                    24,500 shares          $2,450


Item 27. Exhibits

-------------------- ----------------------------------------------------------------------------------------
3.1                  Articles of Incorporation of the Registrant
-------------------- ----------------------------------------------------------------------------------------
3.2                  Bylaws of the Registrant
-------------------- ----------------------------------------------------------------------------------------
4.1                  Specimen of Common Stock Certificate
-------------------- ----------------------------------------------------------------------------------------
10.1                 Indemnity Agreement [is there one for selling security holders and Company?]
-------------------- ----------------------------------------------------------------------------------------

Item 28. Undertakings

The undersigned registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act
                                    of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the registration statement; and

E-Rex, Inc.                                                        Page 45 of 55

                           (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (a)(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (a)(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in the Company's Articles of Incorporation or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (f)(1) For purposes of determining liability under the Securities Act, the Registrant shall treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declares it effective.

         (f)(2) For purposes of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

E-Rex, Inc.                                                        Page 46 of 55

                                   SIGNATURES

         In accordance with the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-s and authorized this registration statement to be signed on its behalf by the undersigned, in the City of _______, Sate of Florida on December __, 2000.


                                                     E-REX, INC.
                                                     a Nevada corporation


                                                     By :/s/ Carl Dilley
                                                        -----------------------
                                                     Name: Carl Dilley
                                                     Title:  President & CEO

         In accordance with the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

             Signature                              Title                                Date
             ---------                              -----                                ----
/s/ Carl Dilley                       President & Chief Executive                 December __, 2000
                                      Officer and a Director
/s/ Donald A. Mitchell                Chairman of the Board and a                 December __, 2000
                                      Director
/s/ Jeffrey M. Harvey                 Treasurer and a Director                    December __, 2000

E-Rex, Inc.                                                        Page 47 of 55

                    Summary Historical Financial Information
               Nine Months Ended September 2000 and September 1999

                                   E-REX, Inc
                                  BALANCE SHEET
                  As of September 30, 2000 & SEPTEMBER 30, 1999

                                                                 SEPT. 30,              SEPT 30,
                                                                   2000                   1999

CURRENT ASSETS
Total Current Assets                                                   $9,575                $5,257

OTHER ASSETS
Furniture and Equipment                                               $23,915                $4,937
Software                                                              $65,000
Less: Accumulated Depreciation                                          ($207)              ($2,775)
Investment in Ultimate Franchise Iinc                                $400,000
Investment in DiveDepot.com                                          $150,000
Deposit with Vendor                                                                          $1,767
Total Other Assets                                                   $638,708                $3,929

TOTAL ASSETS                                                         $648,283                $9,186

LIABILITY & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable                                                     $140,184               $75,461
Accrued management fee                                                $60,000               $24,652
Accrued wages & salaries payable                                      $13,465                $1,423
Loan Payable                                                               $0                $6,450
Other accrued liabilities                                                $500

Total Current Liabilities                                            $214,149              $107,986

LONG-TERM LIABILITIES
Total long-term liabilities                                          $373,013

TOTAL LIABILITIES                                                    $587,162              $107,986

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $.001 par value,
100,000,000 shares authorized, 15,539,164 (Dec.
31)
(Sept 30) shares issued and outstanding              22,400,883       $22,401 15,391,832    $15,392
Additional paid in capital                                         $9,502,245              $638,268
Retained earnings                                                 ($6,320,183)            ($752,460)
Prepaid Professional service fees                                 ($3,143,342)
Total Stockholders' Equity                                            $61,212              ($98,800)

TOTAL LIABILITIES & EQUITY (DEFICIT)                                 $648,283                $9,186

E-Rex, Inc.                                                        Page 48 of 55

                                                E-REX, Inc.
                                          STATEMENT OF OPERATIONS
                             The Nine Months Ending September 30, 2000 & 1999


                                                            NINE MONTHS                 NINE MONTHS
                                                              ENDING                      ENDING
                                                          SEPT. 30, 2000              SEPT. 30, 1999
REVENUE                                                                   $7,526                         $0

EXPENSES
  General and
   Administrative                                                       $918,938                         $0
                                                    --------------------------------------------------------

LOSS FROM OPERATIONS                                                 ($5,394,288)                 ($426,453)

OTHER INCOME

  Interest Income                                                             $0                         $0


                                                    --------------------------------------------------------
INCOME (LOSS)  BEFORE
   INCOME TAXES                                                      ($5,394,288)                 ($426,453)

  Income Taxes                                                                $0                    ($1,463)

NET INCOME (LOSS)                                                    ($5,394,288)                 ($427,916)
                                                    ========================================================

E-Rex, Inc.                                                        Page 49 of 55

                                               E-REX, Inc,
                                         STATEMENT OF CASH FLOWS
                                         STATEMENT OF OPERATIONS
                           THE NINE MONTHS ENDING SEPTEMBER 30, 2000 AND 1999

                                                                NINE MONTHS             NINE MONTHS
                                                                  ENDING                  ENDING
                                                              SEPT. 30, 2000          SEPT. 30, 1999
CASH FLOWS FROM (FOR)
OPERATING ACTIVITIES

Net Income (Loss)                                                    ($5,394,288)              ($427,916)

Adjustments to reconcile net income to
net cash provided by (used in) operating activities:

                                                        --------------------------------------------------
Total adjustments to net income                                          $307,052                $137,863

Net cash provided by (used in)
operating activities                                                 ($5,087,236)               ($290,053)

CASH FLOWS FROM (FOR)
INVESTING ACTIVITIES
Net cash provided by (used in)                          --------------------------------------------------
  investing activities                                                 ($633,404)                 ($2,403)
CASH FLOWS FROM (FOR)
FINANCING ACTIVITIES
Treasury stock                                                                $0                       $0
Proceeds from loan                                                      $409,000
Payment on loan                                                         ($94,669)
Proceeds from issuance of stock,                                         ($4,488)                $121,666
Offering costs
Other 1st qtr adjustments                                                 $6,107

Add'l paid in capital                                                 $1,235,743
Retained earnings                                                      ($143,022)
Loans to shareholders                                                     $2,680
Prepaid professional services                                         $4,289,335
                                                          ------------------------------------------------

Net cash provided by (used in)
Financing activities                                                  $5,700,686                $121,666


CASH RECONCILIATION
Net increase (decrease) in cash                                         ($19,954)              ($170,790)

Beginning cash balance                                                   $22,006                $176,047

CASH BALANCE AT END OF PERIOD                                             $2,052                  $5,257

E-Rex, Inc.                                                        Page 50 of 55

                                                        E-REX, Inc.
                                     STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                             For the Period from December 31, 1999 to September 30, 2000
                                                                   ADDITIONAL
                                    Common          STOCK            PAID-IN            INCOME
                                    Shares          AMOUNT           CAPITAL            (LOSS)             TOTAL
Balance, December 31, 1999            $15,531,832       $15,532            $708,158       ($788,979)         ($65,289)
                              -----------------------------------------------------------------------------------------

2/11/00 Common Stock  issued
for cash                                 $120,000          $120             ($120)

2/11/00 Common  Stock issued
as prepaid stock       `                  $30,000           $30              ($30)

3/14/00 Common Stock issued
for cash                                  $20,000           $20              ($20)

3/31/00 Common Shares Issued
for services                           $8,060,000        $8,060          $7,557,540                          $7,565,600

Common Shares Purchased
as treasury stock                   ($6,977,616)                                                                    $0

Net loss for the period
Ended  March 31, 2000                                                                     ($175,084)        ($175,084)
                              -----------------------------------------------------------------------------------------

Balance, March 31, 2000               $16,784,216       $23,762          $8,265,528       ($964,063)         $7,325,227

Issuance of Shares of Common
Stock to the public for $.10 per
share                                  $3,290,000        $3,290            $325,710                            $329,000

Net (loss) for the
period
Ended June 30, 2000                                                                     ($2,999,374)      ($2,999,374)
                              -----------------------------------------------------------------------------------------

Balance, June 30, 2000                $20,074,216       $27,052          $8,591,238     ($3,963,437)         $4,654,853

8/1/00 Common Shares Issued
for Services                           $1,000,000        $1,000            $399,000                            $400,000

8/11/00 Common Shares Issued
for Services                             $320,000          $320            $108,480                            $108,800

9/1/00 Common Shares Issued
as part of an exchange of
shares                                 $1,000,000        $1,000            $399,000                            $400,000

9/27/00 Common Shares Issued
for Services                               $6,667            $7              $4,527                              $4,534

9/30/00 Retired all Treasury
Stock                                          $0       ($6,978)                 $0                             ($6,978)

Net (loss) for the
period
Ended September 30, 2000                                                                ($2,219,832)        ($2,219,832)
                              -----------------------------------------------------------------------------------------

Balance September  30,2000            $22,400,883       $22,401          $9,502,245     ($6,183,269)        ($3,341,377)
                              =========================================================================================

E-Rex, Inc.                                                        Page 51 of 55

                    Summary Historical Financial Information
                   Periods Ended December 31, 1999, 1998, 1997

                                   E-REX, Inc
                                  BALANCE SHEET
                             As of December 31, 1999

                                                                   1999           1998           1997
ASSETS
Current Assets
  Cash and cash equivalents                                           $22,006       $176,047         $52,741
                                                              ----------------------------------------------
Total Current Assets                                                  $22,006       $176,047         $52,741

Other Assets
  Loan to Stockholder                                                                $16,000
  Accumulated Interest                                                                  $467
  Furniture and equipment                                              $4,937
  Less:  accumulated depreciation                                     ($2,896)
                                                              ----------------------------------------------
Total Other Assets                                                     $2,041        $16,467             $0
                                                              ----------------------------------------------

TOTAL ASSETS                                                          $24,047       $192,514         $52,741
                                                              ==============================================

LIABILITY & STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts Payable                                                    $82,075        $10,135         $10,500
  Demand note payable                                                  $6,450

                                                              ----------------------------------------------

TOTAL LIABILITIES                                                     $88,525        $10,135         $10,500

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $.0001 par value,
100,000,000 shares authorized and
818, 716 shares issued and outstanding                                                                  $819
5,140,216 shares issued and outstanding                                               $5,140
15,663,164 shares issued and outstanding                              $15,539
Additional paid-in - capital                                         $708,962       $501,782        $339,472
Retained earnings                                                   ($788,979)
(Deficit) accumulated during development stage                                     ($324,543)      ($298,050)
                                                              ----------------------------------------------
Total Shareholders' equity                                           ($64,478)      $182,379         $42,241

                                                              ----------------------------------------------
TOTAL LIABILITIES & EQUITY (DEFICIT)                                  $24,047       $192,514         $52,741
                                                              ==============================================

E-Rex, Inc.                                                        Page 52 of 55

                                                     E-REX, Inc.
                                              STATEMENT OF OPERATIONS
                     For the Period from Inception (August 26, 1986) to December 31, 1999



                                                            1999               1998               1997
REVENUE                                                               $0                $0                 $0

EXPENSES

  General and
   Administrative                                                $464,436           $27,703            $68,704
                                                    ----------------------------------------------------------

LOSS FROM OPERATIONS                                            ($464,436)         ($27,703)          ($68,704)

OTHER INCOME

  Interest Income                                                  $1,210              $229             $1,439

  Recovery from lawsuit                                                 -                 -           $120,726
                                                    ----------------------------------------------------------

INCOME (LOSS)  BEFORE
   INCOME TAXES                                                ($464,436)         ($26,493)             $52,251

  Income Taxes                                                        $0                $0                   $0

NET INCOME (LOSS)                                              ($464,436)         ($26,493)             $52,251
                                                    ===========================================================


E-Rex, Inc.                                                        Page 53 of 55


                                                 E-REX, Inc,
                                           STATEMENT OF CASH FLOWS
                         For the Period from December 31, 1996 to December 31, 1999

CASH FLOWS FROM (FOR)
OPERATING ACTIVITIES                                              1999             1998            1997
Net Income                                                           ($464,436)       ($26,493)       ($52,251)

Adjustments to reconcile net income to
net cash provided by (used in) operating activities:

Stock issued for services                                             $128,608         $12,682             $30
Accounts Payable                                                       $71,940           ($366)           $460
Other                                                                  $29,014        ($16,467)
                                                            --------------------------------------------------

Total adjustments to net income                                       $229,562         ($4,151)           $490

Net cash provided by (used in)                                       ($234,874)       ($30,644)        $52,741
operating activities

CASH FLOWS FROM (FOR)
INVESTING ACTIVITIES

None
                                                            --------------------------------------------------

Net cash flows provided by (used in)
investing activities

CASH FLOWS FROM (FOR)
FINANCING ACTIVITIES

Proceeds from issuance of stock,
 including paid-in capital                                             $80,833        $153,950             $0
                                                            --------------------------------------------------

Net cash provided by (used in)
financing                                                              $80,833        $153,950             $0

CASH RECONCILIATION

Net increase (decrease) in cash                                      ($154,041)       $123,306        $52,741
Cash at beginning of year                                             $176,047         $52,741             $0
                                                            --------------------------------------------------

CASH BALANCE AT END OF YEAR                                            $22,006        $176,047        $52,741
                                                            ==================================================

E-Rex, Inc.                                                        Page 54 of 55

                                                    E-REX, Inc.
                                   STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                             For the Period from December 31,1997 to December 31, 1999

                                                                   ADDITIONAL
                                   Common           STOCK            PAID-IN           INCOME
                                   Shares           AMOUNT           CAPITAL           (LOSS)           TOTAL
Balance, December 31, 1997              $818,716           $819            $339,472     ($298,050)           $42,241

Common stock issued for
 services Sep., 1998                  $1,682,000         $1,682              $1,000                           $2,682

Common shares issued in
Rule 504 offering
Nov. and Dec., 1998                   $1,539,500         $1,539            $152,410                         $153,949

Common stock issued for
services Dec., 1998                     $100,000           $100              $9,900                          $10,000

Net (loss) for the year
ended Dec. 31, 1998                                                                      ($26,493)        ($26,493)
                             ---------------------------------------------------------------------------------------

Balance December 31, 1998             $4,140,216         $4,140            $502,782     ($324,543)          $182,379

Common shares issued
for cash                                $323,332           $197             $80,636                          $80,833

Common shares issued
for acquisition                       $8,137,616         $8,138                                               $8,138

Common share issued
for director's fees                   $1,332,000         $1,332             $74,700                          $76,032

Common shares issued
for services                          $1,730,000         $1,732             $50,844                          $52,576

Net loss for period                                                       ($464,436)                       ($464,436)
                             ---------------------------------------------------------------------------------------

Balance, December 31, 1999           $15,663,164        $15,539            $708,962     ($788,979)          ($64,478)
                             =======================================================================================

E-Rex, Inc.                                                        Page 55 of 55

Exhibit

3.1       Articles of Incorporation (incorporated by reference,
          Form 10-SB, July 20, 1999)

3.2       Bylaws (incorporated by reference, Form 10-SB, July 20, 1999)

5.1       Opinion on Legality

10.1      Investment Agreement

10.2      Registration Rights Agreement

10.3      Acknowledgement and Agreement

10.4      Warrant Antidilution Agreement

10.5      Commitment Warrant

10.6      Investment Purchase Warrant

10.7      Additional Warrant